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     As filed with the Securities and Exchange Commission on October 31, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

                          REGISTRATION STATEMENT UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 (X)

                               Amendment No. 6 (X)

                              WT INVESTMENT TRUST I
               (Exact Name of Registrant as Specified in Charter)

               1100 North Market Street, Wilmington, DE 19890-0001 (Address of Principal Executive Offices (Zip Code)

        Registrant's Telephone Number, Including Area Code (800) 254-3948

                               Robert J. Christian
                            Wilmington Trust Company
                            1100 North Market Street
                            Wilmington, DE 19890-0001
               (Name and Address of Agent for Service of Process)



                     Please Send Copy of Communications to:

                            Joseph V. Del Raso, Esq.
                               Pepper Hamilton LLP
                              3000 Two Logan Square
                              18th and Arch Streets
                             Philadelphia, PA 19103

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                              WT INVESTMENT TRUST I

                             Large Cap Growth Series
                           WT Large Cap Growth Series
                              Large Cap Core Series
                              Small Cap Core Series
                             Large Cap Value Series
                                 Mid Cap Series
                          Science and Technology Series
                           Socially Responsible Series
                       International Multi-Manager Series
                              Mid Cap Value Series
                             Small Cap Value Series
                         Short/Intermediate Bond Series
                            Broad Market Bond Series*
                              Municipal Bond Series
                           Premier Money Market Series
                            Prime Money Market Series
                             U.S. Government Series
                                Tax-Exempt Series
                                 Balanced Series
                                WT Balanced Series

* Formerly the Intermediate Bond Series.

FORM N-1A, PART A: Responses to items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4.     INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
            RISKS.

(a)  INVESTMENT OBJECTIVES.


     The LARGE CAP GROWTH SERIES, the WT LARGE CAP GROWTH SERIES, the SMALL CAP CORE SERIES, the MID CAP SERIES, the SCIENCE AND TECHNOLOGY SERIES and the SOCIALLY RESPONSIBLE SERIES each seek superior long-term growth of capital. The LARGE CAP CORE SERIES, the LARGE CAP VALUE SERIES, the MID CAP VALUE SERIES and the SMALL CAP VALUE SERIES each seek to achieve long-term capital appreciation. The INTERNATIONAL MULTI-MANAGER SERIES seeks superior long-term capital appreciation. The SHORT/INTERMEDIATE BOND SERIES and the BROAD MARKET BOND SERIES each seek a high total return, consistent with high current income. The MUNICIPAL BOND SERIES seeks a high level of income exempt from federal income tax, consistent with the preservation of capital. The PRIME MONEY MARKET Series, the U.S. GOVERNMENT SERIES and PREMIER MONEY MARKET SERIES each seek a high level of current income consistent with the preservation of capital and liquidity. The TAX-EXEMPT SERIES seeks as high a level of interest income exempt from federal income tax as is consistent with preservation of principal. The Balanced and NT Balanced Series each seek long-term capital growth and current income. The investment objectives for each Series except Large Cap Core Series may not be changed without shareholder approval. The Prime Money Market, U.S. Government, Premier Money Market and Tax-Exempt Series are money market funds and intend to maintain a stable $1 share price, although this may not be possible under certain circumstances. There is no guarantee that a Series will achieve its investment objective.


     For purposes of these investment objectives, "superior" long-term growth of capital means to exceed the long-term growth of capital from an investment in the securities comprising the S&P 500 Index (for the Large Cap Growth, Large Cap Core, Science and Technology and Socially Responsible Series); the Russell 1000 Growth Index for the WT Large Cap Growth; Russell 1000 Index for Large Cap


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Value Series; the Russell 2000 Index, (for the Small Cap Core Series); the
Russell 2000 Value Index (for the Small Cap Value Series); the Russell Mid Cap Index (for the Mid Cap Value and Mid Cap Series), and the Morgan Stanley Capital International Europe, Australasia and Far East Index (for the International Multi-Manager Series).

(b)  IMPLEMENTATION OF INVESTMENT OBJECTIVES.

     EQUITY SERIES

     The LARGE CAP GROWTH SERIES and WT LARGE CAP GROWTH SERIES are managed in an identical manner. Each Series invests, under normal market conditions, at least 80% of its total assets in the following equity (or related) securities:

     - common stocks of U.S. corporations that are judged by the adviser to have strong growth characteristics and, with respect to at least 80% of the Series' total assets, have a market capitalization of $5 billion or higher at the time of purchase;

     - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;
     - options on indexes of the common stock of U.S. corporations described above; and
     - contracts for either the future delivery, or payment in respect of the future market value, of certain indexes of the common stock of U.S. corporations described above, and options upon such futures contracts.

     The adviser of each Series looks for high quality, sustainable growth stocks while paying careful attention to valuation. Research is bottom-up, emphasizing business fundamentals, including financial statement analysis and industry and competitor evaluations. The adviser selects stocks it believes exhibit consistent, above-average earnings growth, superior quality and attractive risk/reward characteristics. These dominant companies are expected to generate consistent earnings growth in a variety of economic environments.

     The adviser also seeks to provide a greater margin of safety and stability in each Series. Superior earnings growth is expected to translate ultimately into superior compounding of returns. Additionally, several valuation tools are used to avoid over-paying for growth or chasing "hot" stocks. Over time, the adviser believes these favorable characteristics will produce superior returns with less risk than many growth styles.

     The adviser's research team analyzes a broad universe of over 2,000 companies. Industry specialists search for high-quality companies growing at roughly double the market's average. Approximately 150 stocks pass these initial screens and are subject to thorough research. Dominant market share, strong financials, the power to price, significant free cash flow and shareholder-oriented management are critical variables.

     Final purchase candidates are selected by the adviser's investment committee based on attractive risk/reward characteristics and diversification guidelines. Certain industries may be over or under-weighted by the adviser based upon favorable growth rates or valuation parameters.


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     The adviser attempts to maintain portfolio continuity by purchasing sustainable growth companies that are less sensitive to short-term economic trends than cyclical, low quality companies. The adviser generally sells stocks when the risk/reward characteristics of a stock turn negative, company fundamentals deteriorate, or the stock underperforms the market or its peer group. The latter device is employed to minimize mistakes and protect capital.

     The Series combines three distinct components, each of which is intended to enhance returns and add balance.

     LARGE CAP GROWTH STOCKS (over $5 billion in total market cap) - Up to 100%, but not less than 80%, of each Series' total assets may be invested in Large Cap Growth Stocks which have the following characteristics:

     -    Mature, predictable businesses
     -    Capital appreciation and income
     -    Highest liquidity

     MEDIUM CAP GROWTH STOCKS (between $1 and $5 billion in total market cap) - Up to 20% of each Series' total assets may be invested in Medium Cap Growth Stocks which have the following characteristics:

     -    Superior long-term potential
     -    Strong niche or franchise
     -    Seasoned management

     SPECIAL SITUATIONS GROWTH OPPORTUNITIES - Up to 20% of each Series' total assets may be invested in Special Situations Growth Opportunities which have the following characteristics:

     -    Stable return, independent of the market
     -    Unusually favorable risk/reward characteristics
     -    Typically involve corporate restructuring

     In order to respond to adverse market, economic, political or other conditions, each Series may assume a temporary defensive position and invest without limit in commercial paper and other money market instruments that are rated investment grade or higher. The result of this action may be that a Series will be unable to achieve its investment objective.

     The LARGE CAP CORE SERIES invests, under normal market conditions, at least 80% of its total assets in the following equity (or related) securities:

     - securities of U.S. corporations that are judged by the adviser to have strong growth and value characteristics;
     - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;
     - receipts or American Depositary Receipts ("ADRs"), which are typically issued by a U.S. bank or trust company as evidence of ownership of underlying securities issued by a foreign corporation; and
     - cash reserves and money market instruments (including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations, and commercial paper).


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     The Large Cap Core Series is a diversified portfolio of U.S. equity (or related) securities, including common stocks, preferred stocks and securities convertible into common stock of companies with market capitalizations of at least $2 billion. Dividend income is an incidental consideration compared to growth in capital in the selection of securities. The adviser seeks securities that possess strong growth and value characteristics based on the evaluation of the issuer's background, industry position, historical returns and the experience and qualifications of the management team. The adviser may rotate the Series' holdings among various market sectors based on economic analysis of the overall business cycle.

     As a temporary defensive investment policy, the Large Cap Core Series may invest up to 100% of its assets in money market instruments and other short-term debt instruments, rated investment grade or higher at the time of purchase, and may hold a portion of its assets in cash. The result of this action may be that the Series will be unable to achieve its investment objective.

     The SMALL CAP CORE SERIES invests, under normal market conditions, at least 80% of its total assets in the following equity (or related) securities:

     - common stocks of U.S. corporations that are judged by the adviser to have strong growth characteristics or to be undervalued in the marketplace relative to underlying profitability and have a market capitalization ofwhich at the time of purchase is less than that of the largest stock in the Russell 2000 Index;
     - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;
     - options on indexes of the common stock of U.S. corporations described above; and
     - contracts for either the future delivery, or payment in respect of the future market value, of certain indexes of the common stock of U.S. corporations described above, and options upon such futures contracts.

     The Small Cap Core Series is a diversified portfolio of small cap U.S. equity (or related) securities with a market capitalizationwhich at the time of purchase is less than that of the largest stock in the Russell 2000 Index. To achieve the Series' objective of long-term growth of capital, the Series' adviser employs a combined growth and value investment approach. The adviser uses proprietary quantitative research techniques to find companies with long-term growth potential or that seem undervalued. After analyzing those companies, the adviser invests the Series' assets in the stocks of companies with the most attractive combination of long-term earnings, growth and valuation. Securities will be sold to make room for new companies with superior growth, valuation and projected return characteristics or to preserve capital where the original assessment of the company's growth prospects and earnings power was too optimistic.

     In the Series' efforts to achieve its investment objective, it seeks to outperform the Russell 2000 Index (assuming a similar investment in the securities comprising this index would reinvest dividends and capital gains distributions). The Russell 2000 Index is a passive index of the smallest 2000


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stocks in the Russell 3000 Index of the 3000 largest stocks in the U.S. as measured by market capitalization.

     As as temporary defensive investment policy, the Small Cap Core Series may invest up to 100% of its assets in money market instruments and other short-term debt investments, rated investment grade or higher at the time of purchase, and may hold a portion of its assets in cash. The result of this action may be that the Series will be unable to achieve its investment objective.

     The MID CAP SERIES, under normal market conditions, may invest up to 100% of its total assets in the following equity (or equity-related securities):

     - common stocks of corporations that are judged by the adviser to have strong growth characteristics and, with respect to at least 80% of the Series' total assets, have a market capitalization within the capitalization range of the S&P Mid Cap 400 Index;
     - American Depository Receipts ("ADRs"), which are negotiable certificates held in a U.S. bank representing a specific number of shares of a foreign stock traded on a U.S. stock exchange. ADRs make it easier for Americans to invest in foreign companies, due to the widespread availability of dollar-denominated price information, lower transaction costs, and timely dividend distributions. An American Depository Share or ADS is the share issued under an American Depositary Receipt agreement which is actually traded;
     - securities convertible into the common stock of corporations described above;
     -    options on common stock or options on stock indexes.

     Mid-cap companies are those whose capitalization is similar to the market capitalization of companies in the S&P Mid Cap 400 Index at the time of the Fund's investment. The Adviser looks for quality, sustainable-growth stocks within the mid-cap portion of the market. At the time of initial purchase, an investment's market capitalization will fall within the S&P Mid Cap 400 Index. Due to market price adjustments or other events after the time of purchase, it is possible that an investment's market capitalization may drift above or below this range. Nevertheless, companies whose capitalization no longer meets this definition after purchase continue to be considered to have a medium market capitalization for purposes of the 65% policy. The Series is not limited to only mid-cap companies, and under normal market conditions, may invest up to 35% of its assets in stocks of companies in other capitalizations.

     The Adviser believes that over the long-term, companies that experience a higher growth in earnings and cash flow per share will achieve higher investment returns. By consistently investing in a diversified portfolio of high growth companies and by applying valuation disciplines, the Adviser believes that superior long-term investment returns can be achieved at an acceptable level of risk.

     The Adviser uses a bottom-up approach to investing. This investment approach searches for potential investment opportunities in individual companies by researching a company's financial statements, underlying industry trends, competitive dynamics and other relevant information. The Adviser uses a bottom up approach to not only identify new investment opportunities but also to evaluate existing investments on an ongoing basis to determine continued suitability.

     The Adviser selects stocks it believes exhibit consistent, above average growth prospects. Through research and its understanding of business fundamentals, the Adviser seeks to identify companies with sound economic business models, reputable managements, strong competitive positions, and the ability to grow their businesses in a variety of economic environments.


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Additionally, all investments undergo a valuation analysis to estimate their risk/reward characteristics.

     The Adviser's research team analyzes a broad universe of over 2,000 companies to identify potential research candidates. Companies are screened for several metrics including but not limited to revenue and earnings growth, debt leverage, operating margin characteristics, cash flow generation, and return on invested capital. Companies which pass the screens are subject to more thorough research to evaluate their investment suitability.

     Final investment candidates are evaluated and approved by the Adviser's investment committee based on individual investment merits, and within the context of the Series' overall portfolio characteristics and diversification guidelines. The Series may invest in up to 100 stocks. At the time of purchase individual stock holdings may represent up to 5% of the Series' value. Due to market price fluctuations individual stock holdings may exceed 5% of the value of the total portfolio. The Series may over or underweight certain industries and sectors based on the Adviser's opinion of the relative attractiveness of companies within those industries and sectors. The Series may not invest in more than 10% of the outstanding shares of a company.

     The SCIENCE AND TECHNOLOGY SERIES is a non-diversified portfolio and may invest up to 100% of its total assets in the following equity (or equity-related) securities:

     -    common stocks of corporations;
     -    securities convertible into the common stock of corporations;
     - American Depository Receipts ("ADRs"), which are negotiable certificates held in a U.S. bank representing a specific number of shares of a foreign stock traded on a U.S. stock exchange. ADRs make it easier for Americans to invest in foreign companies, due to the widespread availability of dollar-denominated price information, lower transaction costs, and timely dividend distributions. An American Depository Share or ADS is the share issued under an American Depositary Receipt agreement which is actually traded;
     - options on common stock or options on stock indexes. Options may not represent more than 15% of the Fund's market value.
     - Initial Public Offerings ("IPOs"). IPOs may not represent more than 15% of the Fund's market value.

     The Series is a unique, non-diversified portfolio which is generally focused on up to 60 stocks from three of the fastest growth industries in the world: healthcare, telecommunications and technology. This all capitalization portfolio incorporates the Adviser's focus on industry leading growth companies in the science and technology industries. The Adviser believes demographic trends and technological developments will continue to generate strong, sustainable growth rates and high returns on invested capital for the leading companies.

     Investments are spread across the science and technology industries in varying weights while balancing risk by investing in a mix of large and small capitalization stocks. The Adviser believes that over the long-term, companies that experience a higher growth in earnings and cash flow per share will achieve higher investment returns. By applying valuation disciplines, the Adviser believes that superior long-term investment returns can be achieved at an acceptable level of risk.


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     The Adviser uses a bottom-up approach to investing. This investment approach searches for potential investment opportunities in individual companies by researching a company's financial statements, underlying industry trends, competitive dynamics and other relevant information. The process also involves extensive company visits, interviews with customers and suppliers and attending industry symposiums. The Adviser uses a bottom-up approach to not only identify new investment opportunities but also to evaluate existing investments on an ongoing basis to determine continued suitability.

     The Adviser selects stocks it believes exhibit sustainable growth and expanding returns on invested capital. Through research and its understanding of business fundamentals, the Adviser seeks to identify companies with sound economic business models, reputable managements, strong competitive positions, and the ability to grow their businesses in a variety of economic environments. Additionally, all investments undergo a valuation analysis to estimate their risk/reward characteristics.

     The Adviser's research analyst team surveys a broad universe of over 2,000 companies to identify potential research candidates. Companies are screened for several metrics including but not limited to revenue and earnings growth, debt leverage, operating margin characteristics, cash flow generation, and return on invested capital. Companies which pass the screens are subject to more thorough research to evaluate their investment suitability.

     Final investment candidates are evaluated and approved by the Adviser's investment committee based on individual investment merits, and within the context of the Series' overall portfolio characteristics and diversification guidelines. The Series may invest in up to 100 stocks. The Series may not invest in more than 10% of the outstanding shares of a company.

     The SOCIALLY RESPONSIBLE SERIES, under normal market conditions, may invest 100% of its total assets in the following equity (or equity-related) securities:

     - common stocks of corporations that are judged by the adviser to have strong growth characteristics;
     - securities convertible into the common stock of corporations described above;
     - American Depository Receipts ("ADRs"), which are negotiable certificates held in a U.S. bank representing a specific number of shares of a foreign stock traded on a U.S. stock exchange. ADRs make it easier for Americans to invest in foreign companies, due to the widespread availability of dollar-denominated price information, lower transaction costs, and timely dividend distributions. An American Depository Share or ADS is the share issued under an American Depositary Receipt agreement which is actually traded;
     -    options on common stock or options on stock indexes.

     The Adviser looks for high quality, sustainable growth stocks while paying careful attention to valuation. Research is bottom-up, emphasizing business fundamentals, including financial statement analysis and industry and competitor evaluations. The Adviser selects stocks it believes exhibit consistent, above-average earnings growth, industry leadership, attractive risk/reward characteristics and meet the CEEDs-TM- social criteria. These


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companies are expected to generate consistent earnings growth in a variety of economic environments.

     The Adviser also seeks to provide a greater margin of safety and stability in its investments. Rapid earnings growth is expected to translate ultimately into superior total returns. Additionally, several valuation tools are used to avoid over-paying for growth stocks. Over time, the Adviser believes these favorable characteristics will produce better returns with less risk than many other growth styles.

     The Adviser's research team analyzes a broad universe of over 2,000 companies. Industry specialists search for high-quality companies that are growing their earnings at roughly double the market's average. Approximately 150 stocks pass these initial screens and are subject to thorough research. Dominant market share, strong financials, the power to price, significant free cash flow and shareholder-oriented management are critical attributes or factors.

     After applying the fundamental investment analysis, the research process for the Series also includes proactive screens, exclusionary screens, and proxy voting, with emphasis placed on the community, environment, employees, and diversity (CEEDs-TM-). These screens permit identification of the companies that are not only making a positive contribution to the community, environment, and employees, but are also creating policies for superior long-term shareholder returns. The Series excludes companies, based on data available to the Adviser, whose primary business is the production of alcoholic beverages, the production of tobacco products, gaming or lottery, weapons related contracting, or nuclear power.

     Final purchase candidates are selected by the Adviser's investment committee based on attractive risk/reward characteristics, social criteria and diversification guidelines. Certain industries may be over or under-weighted by the adviser based upon favorable growth rates or valuation parameters.

     The Adviser generally sells stocks when the risk/reward characteristics of a stock turn negative, company fundamentals deteriorate, the stock underperforms the market or its peer group or the company violates the social criteria.

     The Fund's investments will emphasize large cap growth stocks (generally $5 billion or more of market capitalization at the time of purchase), but also may include small to medium cap stocks (between $1 billion and 5 billion in total market capitalization) and special situations (expected stable return, favorable risk/reward characteristics, typically involving corporate restructuring). The Fund may also use derivative securities from time to time in order to manage cash flows in and out of the Fund while remaining fully invested.

     The INTERNATIONAL MULTI-MANAGER SERIES invests, at all times, at least 85% of its total assets in the following equity (or related) securities:

     -    common stocks of foreign issuers;
     - preferred stocks and/or debt securities that are convertible securities of such foreign issuers; and


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     -    open or closed-end investment companies (mutual funds) that invest primarily in the equity securities of issuers in countries where it is impossible or impractical to invest directly.

     The International Multi-Manager Series is a diversified portfolio of equity securities (including convertible securities) of issuers which (1) are organized under the laws of a non-U.S. country, or (2) derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in a non-U.S. country or hast at least 50% of its assets situated in a non-U.S. country. The Series may use forward currency contracts, options, futures contracts and options on futures contracts to attempt to hedge actual or anticipated investment security positions. Three sub-advisers, Clemente Capital, Inc., Invista Capital Management LLC, and Zurich Scudder Investments, Inc., manage the assets of the Series. The adviser, in its discretion, allocates the Series' assets among each sub-adviser and then allows each sub-adviser to use its own investment approach and strategy to achieve the Series' objective.

     Clemente's investment approach begins with a global outlook, identifying the major forces (i.e., political events, social developments, trade and capital flows) affecting the global environment and then identifying the themes (i.e., corporate restructuring, infrastructure spending, consumer's coming of age) that are responding to the major forces. The third step is to decide which countries or sectors will benefit from these themes and then seek companies with favorable growth characteristics in those countries or sectors. The next steps are to research and identify specific holdings and ongoing monitoring and evaluation of the Series. Series holdings are sold when shares reach the target price, the fundamentals of a company have deteriorated or when new companies with superior growth and valuation characteristics have been identified.

     Invista's investment approach focuses on identifying opportunities through a fundamentally sound, economic value driven process applied evenly across all international markets. Candidates for purchase are companies whose current price is substantially below investment value as determined by Invista's estimate of future free cash flows. Once this evaluation process is applied, purchases are made among those companies that provide optimal combinations of valuation, growth and risk. Series holdings are sold when the relative attractiveness of a security is not as great as additions proposed by a member of the investment team.

     Zurich Scudder's investment approach involves a top-down/bottom-up approach with a focus on fundamental research. Investment ideas are generated by regional analysts, global industry analysts and portfolio managers through the integration of three analytical disciplines; global themes (identification of sectors and industries likely to gain or lose during specific phases of a theme's cycle); country analysis (quantitative assessment of each country's fundamental and political characteristics combined with an objective, quantitative analysis of market and economic data); and company analysis (identification of company opportunities by searching for unique attributes such as franchise or monopoly, above average growth potential, innovation or scarcity). Series holdings are sold when the analysts indicate that the underlying fundamentals are no longer strong.

     The Series utilizes this multiple sub-adviser arrangement to reduce volatility through multiple investment approaches, a strategy used by many institutional investors. For example, a particular investment approach used by a sub-adviser may be successful in a bear (falling) market, while another


                                       10
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investment approach used by a different sub-adviser may be more successful in a bull (rising) market. The multiple investment approach is designed to soften the impact of a single sub-adviser's performance in a market cycle during which that sub-adviser's investment approach is less successful. Because each sub-adviser has different investment approaches, the performance of one or more of the sub-advisers is expected to offset the impact of any other sub-adviser's poor performance, regardless of the market cycle. Unfortunately, this also works the opposite way. The successful performance of a sub-adviser will be diminished by the less successful performances of the other sub-advisers. There can be no guarantee that the expected advantages of the multiple adviser technique will be achieved.

         In the Series' efforts to achieve its investment objective, it seeks to outperform the Morgan Stanley Capital International Europe, Australasia & Far East ("MSCIEAFE") Index (assuming a similar investment in the securities comprising this index would reinvest dividends and capital gains distributions). The MCSIEAFE Index is an unmanaged index comprised of the stocks of approximately 1100 companies, screened for liquidity, cross ownership and industry representation and listed on major stock exchanges in Europe, Australasia and the Far East.

         THE VALUE SERIES: The Large Cap Value, Mid Cap Value and Small Cap Value Series seek to invest in stocks that are less expensive than comparable companies, as determined by price/earnings ratios, cash flows or other measures. Value investing therefore may reduce risk while offering potential for capital appreciation as a stock gains favor among other investors and its price rises.

         The Series are managed using investment ideas that the adviser has used for over twenty-five years. The Series' adviser relies on selecting individual stocks and does not try to predict when the stock market might rise or fall. It seeks out those stocks that are undervalued and, in some cases, neglected by financial analysts. The adviser evaluates the degree of analyst recognition by monitoring the number of analysts who follow the company and recommend its purchase or sale to investors.

         The adviser starts by identifying early change in a company's operations, finances or management. The adviser is attracted to companies which will look different tomorrow - operationally, financially, managerially - when compared to yesterday. This type of dynamic change often creates confusion and misunderstandings and may lead to a drop in the company's stock price. Examples of change include mergers, acquisitions, divestitures, restructuring, change of management, new market/product/means of production/distribution, regulatory change, etc. Once change is identified, the adviser evaluates the company on several levels. It analyzes:

         -    Financial models based principally upon projected cash flows;
         - The price of the company's stock in the context of what the market is willing to pay for stock of comparable companies and what a strategic buyer would pay for the whole company;
         -    The extent of management's ownership interest in the company; and
         - The company's market by corroborating its observations and assumptions by meeting with management, customers and suppliers.

         The adviser also evaluates the degree of recognition of the business by the investors by monitoring the number of sell side analysts who closely follow the company and the nature of the shareholder base. Before deciding to purchase


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a stock, the adviser conducts an extensive amount of business due diligence to corroborate its observations and assumptions.

         The identification of change comes from a variety of sources including the private capital network which the adviser has established among its clients, historical investments and intermediaries. The adviser also makes extensive use of clipping services and regional brokers and bankers to identify elements of change. The investment professionals regularly meet companies around the country and sponsor more than 200 company/management meetings in its New York office.

         In order to place a valuation on the proposed investment, the adviser will consider the company's historic valuation multiples, multiples of companies and multiples paid in private market transactions. In its overall assessment, the adviser seeks stocks that it believes have a greater upside potential than downside risk over an 18 to 24-month holding period.

         An important function of the adviser is to set a price target, that is, the price at which the stock will be sold when there has been no fundamental change in the investment case. This target typically reflects a risk/reward ratio of 50% appreciation potential achievable over a two year period versus a perceived risk of no more than 10% of capital. The adviser constantly monitors the companies held by the Series to determine if there have been any fundamental changes in the reasons that prompted the initial purchase of the stock. If significant changes for the better have not materialized, the stock will be sold. The initial investment case for stock purchase, which has been documented, is examined by the adviser's investment professionals. A final decision on selling the stock is made after all such factors are analyzed.

         The LARGE CAP VALUE SERIES invests, under normal conditions, at least 80% of its total assets in the following equity (or related) securities:

         - common stocks of U.S. corporations that are judged by the adviser to be undervalued in the marketplace relative to underlying profitability and have a market capitalization of $10 billion or higher at the time of purchase;

         - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;

         - options on indexes of the common stock of U.S. corporations described above; and

         - contracts for either the future delivery, or payment in respect of the future market value, of certain indexes of the common stock of U.S. corporations described above, and options upon such futures contracts.

         The series may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by a nationally recognized statistical rating organization ("NRSRO"), in response to adverse market conditions, as a temporary defensive position. The result of this action may be that the Series will be unable to achieve its investment objective.

         The Large Cap Value Series is a diversified portfolio of large cap U.S. equity (or related) securities that are deemed by the adviser to be undervalued as compared to the company's profitability potential.

         The MID CAP VALUE SERIES invests, under normal conditions, at least 80% of its total assets in the following equity (or related) securities:

         - common and preferred stocks of U.S. corporations that are judged by the adviser to be undervalued in the marketplace relative to underlying profitability and have a market capitalization between $1 and $10 billion at the time of purchase;
         - securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above; and
         -   warrants.


         The Series may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by a NRSRO, in response to adverse market conditions, as a temporary defensive position. The result of this action may be that the Series will be unable to achieve its investment objective.


         The Mid Cap Value Series is a diversified portfolio of medium cap U.S. equity (or related) securities that are deemed by the adviser to be undervalued as compared to the company's profitability potential.

         The SMALL CAP VALUE SERIES invests, under normal conditions, at least 80% of its total assets in the following equity (or related) securities:

         - common and preferred stocks of U.S. corporations that are judged by the adviser to be undervalued in the marketplace relative to underlying profitability and have a market capitalization of $1 billion or less at the time of purchase;
         - securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above; and
         -   warrants.

         The Series may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by a NRSRO, in response to adverse market conditions, as a temporary defensive position. The result of this action may be that the Series will be unable to achieve its investment objective.

         The Small Cap Value Series is a diversified portfolio of large cap U.S. equity (or related) securities that are deemed by the adviser to be undervalued as compared to the company's profitability potential.

         ALL EQUITY SERIES. The frequency of portfolio transactions and a Series' turnover rate will vary from year to year depending on the market. Increased turnover rates incur the cost of additional brokerage commissions and may cause recognition of greater capital gains. Series turnover rate is normally expected to be less than 100% for each of the Series.

         Each Series also may use other strategies and engage in other investment practices, which are described in detail in Part B.

         FIXED INCOME SERIES

         The SHORT/INTERMEDIATE BOND SERIES:

         - will invest at least 85% of its total assets in various types of investment grade fixed income securities;
         - may invest up to 10% of its total assets in investment grade fixed income securities of foreign issuers; and
         - will, as a matter of fundamental policy, maintain a short-to-intermediate average duration. The average dollar-weighted duration of securities held by the Short/Intermediate Bond Series will normally fall within a range of 2 1/2 to 4 years.

         The BROAD MARKET BOND SERIES:

         - will invest at least 85% of its total assets in various types of investment grade fixed income securities;

         - may invest up to 10% of its total assets in investment grade fixed income securities of foreign issuers;

         - will, as a matter of fundamental policy, maintain an intermediate average duration. The average dollar-weighted duration of securities held by the Broad Market Bond Series will normally fall within a range of 4 to 7 years.

         The MUNICIPAL BOND SERIES:

         - will, as a fundamental policy, invest substantially all (at least 80%) of its net assets in a diversified portfolio of municipal securities that provide interest that is exempt from federal income tax;
         - may invest up to 20% of its net assets in other types of fixed income securities that provide income that is subject to federal tax; and
         - will, as a matter of fundamental policy, maintain an intermediate average duration. The average dollar-weighted duration of securities held by the Municipal Bond Series will normally fall within a range of 4 to 8 years.

         The Municipal Bond Series may not invest more than 25% of its total assets in any one industry. Governmental issuers of municipal securities are not considered part of any industry. The 25% limitation applies to municipal securities backed by the assets and revenues of non-governmental users, such as private operators of educational, hospital or housing facilities. However, the investment adviser may decide that the yields available from concentrating in obligations of a particular market sector or political subdivision justify the risk that the performance of the Municipal Bond Series may be adversely affected by such concentration. Under such market conditions, the Municipal Bond Series may invest more than 25% of its assets in sectors of the municipal securities market, such as health care or housing, or in securities relating to one political subdivision, such as a given state or U.S. territory. Under these conditions, the Municipal Bond Series' vulnerability to any special risks that affects that sector or jurisdiction could have an adverse impact on the value of an investment in the Series. There are no limitations on the Municipal Bond Series' investment in any one of the three general categories of municipal obligations: general obligation bonds, revenue (or special) obligation bonds and private activity bonds.

         FIXED INCOME SERIES COMPOSITION. The composition of each Series' holdings varies, depending upon the investment adviser's analysis of the fixed income markets, the municipal securities market and the expected trends in those markets. The securities purchased by a Series may be purchased based upon their yield, the income earned by the security, or their potential capital appreciation, the potential increase in the security's value, or both. The investment adviser seeks to protect the Series' principal value by reducing fluctuations in value relative to those that may be experienced by fixed income funds with a longer average duration. This strategy may reduce the level of income attained by the Series. There is no guarantee that principal value can be protected during periods of extreme interest volatility.

         The Series invest only in securities that are rated, at the time of purchase, in the top four categories by a rating agency such as Moody's Investors Service, Inc. or Standard & Poor's. If the securities are not rated, then the adviser must determine that they are of comparable quality.

         Each Series also may use other strategies and engage in other investment practices, which are described in detail in Part B. The investments and strategies listed above and described throughout this prospectus are those that are used under normal market conditions.


         MONEY MARKET SERIES

         The PRIME MONEY MARKET SERIES invests in:

         - U.S. dollar-denominated obligations of major U.S. and foreign banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and wholly-owned banking subsidiaries of foreign banks;
         -    high quality commercial paper and corporate obligations;
         -    U.S. Government obligations;
         -    high quality municipal securities; and
         - repurchase agreements that are fully collateralized by U.S. Government obligations.

         U.S. Government obligations are debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         The U.S. GOVERNMENT SERIES invests at least 80% of its total assets in:

         -    U.S. Government obligations; and
         - repurchase agreements that are fully collateralized by such obligations.

         The PREMIER MONEY MARKET SERIES invests in:

         - U.S. dollar-denomination obligations of major U.S. and foreign banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and wholly-owned banking subsidiaries of foreign banks;

         - commercial paper rated, at the time of purchase, in the highest category of short-term debt ratings of any two nationally recognized statistical rating organizations ("NRSRO");
         - corporate obligations having a remaining maturity of 397 calendar days or less, issued by corporations having outstanding comparable obligations that are (a) rated in the two highest categories of any two NRSROs or (b) rated no lower than the two highest long-term debt ratings categories by any NRSRO.
         -    U.S. Government obligations;
         -    high quality municipal securities; and
         - repurchase agreements that are fully collateralized by U.S. Government obligations.

         The TAX-EXEMPT SERIES invests in:

         -    high quality municipal obligations and municipal bonds;
         -    floating and variable rate obligations;
         -    participation interests;
         -    high quality tax-exempt commercial paper; and
         -    high quality short-term municipal notes.

         The Tax-Exempt Series has adopted a policy that, under normal circumstances, at least 80% of its annual income will be exempt from federal income tax. Additionally, at least 80% of its annual income will not be a tax preference item for purposes of the federal alternative minimum tax.

         High quality securities include those that (1) are rated in one of the two highest short-term rating categories by two NRSROs, such as S&P, Moody's and Fitch IBCA (or by one NRSRO if only one NRSRO has issued a rating) or; (2) if unrated are issued by an issuer with comparable outstanding debt that is rated or are otherwise unrated and determined by the investment adviser to be of comparable quality.

BALANCED AND WT BALANCED SERIES

BALANCED SERIES
INVESTMENT OBJECTIVE

         The Series each seek long-term capital growth and current income.

         This investment objective may not be changed without shareholder approval. There is no guarantee that the Series will achieve its investment objective.

PRIMARY INVESTMENT STRATEGIES

         The Series, under normal market conditions, invests between 50% and 70% of its assets in common stocks and between 30% and 50% of its assets in fixed-income securities. When deciding upon allocations within these prescribed ranges, the adviser does not follow a predetermined allocation of equity securities and fixed-income securities. Instead, the adviser will determine the mix of equity and fixed-income securities by considering the risk and reward potential of equity and fixed income investments in light of current market conditions.

EQUITY PORTION

         For its equity portion, the Series invests in the following equity (or equity-related) securities:

         -    common stocks of U.S. corporations;
         -    securities convertible into the common stock of U.S. corporations;
              and
         -    options on common stock or options on stock indexes.

         In selecting stocks for the equity portion of the Series, the adviser looks for high quality, sustainable growth stocks while paying careful attention to valuation. The Fund's equity investments will emphasize large cap growth stocks, but also may include medium cap stocks and special situations.

         The adviser uses a bottom-up approach to investing. This investment approach searches for potential investment opportunities in individual companies by researching a company's financial statements, underlying industry trends, competitive dynamics and other relevant information.

         The adviser selects stocks of companies it believes exhibit consistent, above-average earnings growth, superior quality and attractive risk/reward characteristics. These dominant companies are expected to generate consistent earnings growth in a variety of economic environments.

         The adviser uses a bottom-up approach to not only identify new investment opportunities, but also to evaluate existing investments on an on going basis to determine continued suitability. The adviser's research team analyzes a broad universe of over 2,000 companies. Industry specialists search for high-quality companies that are growing their earnings at roughly double the market's average. Approximately 150 stocks pass these initial screens and are subject to additional research before an investment decision is made with respect to such stocks.

         Final purchase candidates are selected by the adviser's investment committee based on attractive risk/reward characteristics and diversification guidelines. Certain industries may be over or under-weighted by the adviser depending upon favorable growth rates or valuation parameters.

         The adviser attempts to maintain portfolio continuity by purchasing growth companies that are less sensitive to short-term economic trends than cyclical, low quality companies. The adviser generally sells stocks when the risk/reward characteristics of a stock turn negative, company fundamentals deteriorate, or the stock underperforms the market or its peer group. The latter device is employed to minimize mistakes and protect capital.

FIXED INCOME PORTION

         For its fixed-income portion, the Series invests in the following fixed-income securities:

         -    U.S. government and government agency obligations;
         -    bank obligations;
         -    corporate bonds, notes and commercial paper; and
         -    asset-backed and mortgage-backed securities.

         In selecting fixed-income securities, the adviser focuses on three areas it believes are essential to the management of fixed income securities:

         - MATURITY: The Fund focuses on bonds with intermediate maturities to capture optimal yield while minimizing interest rate risk.

         - SECTOR SELECTION: The adviser takes a low-risk approach to adding income by seeking the best value among the Treasury, government agency, and corporate sectors. By blending securities from sectors with different risk/reward characteristics, the Fund can provide enhanced returns at minimal risk. This approach is biased toward higher yielding securities because, over time, income can be a significant and predictable component of total return.

         - CAREFUL CREDIT ANALYSIS: Leveraging its expertise in the credit arena enables the adviser to more accurately assess the risk/reward opportunities offered by corporate bonds.

         The Fund may also invest in other securities, such as futures, provided such securities are consistent with the Fund's investment objective.


         In order to respond to adverse market, economic, political or other conditions, the Fund may assume a temporary defensive position and invest without limit in commercial paper and other money market instruments that are rated investment grade. The result of this action may be that the Fund may not be able to achieve its investment objective. The Fund also may use other strategies and engage in other investment practices, which are described in detail in the Statement of Additional Information.


WT BALANCED SERIES

         The Portfolio and the Series seek long-term growth and current income.

         The investment objectives for the Series may not be changed without shareholder approval. There can be no guarantee that the Series will achieve its investment objective.

PRIMARY INVESTMENT STRATEGIES

         For its equity portion, the Series, under normal market conditions, invests approximately 60% of its total assets in the following equity (or related) securities:

         - securities of U.S. corporations that are judged by the adviser to have strong growth and valuation characteristics;
         - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;
         - receipts or American Depositary Receipts ("ADRs"), which are typically issued by a U.S. bank or trust company as evidence of ownership of underlying securities issues by a foreign corporation; and
         - cash reserves and money market instruments (including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations, and commercial paper).


         In selecting stocks for the equity portion of the Series, dividend income is an incidental consideration compared to growth in capital in the selection of securities. The adviser seeks securities that possess strong growth and value characteristics based on the evaluation of the issuer's background, industry position, historical returns and the experience and qualifications of the management team. The adviser may rotate the Series' holdings among various market sectors based on economic analysis of the overall business cycle.


         For its fixed-income portion, the Series normally:

         - will invest in various types of investment grade fixed income securities;
         - may invest up to 25% of its total assets in investment grade fixed income securities of foreign issuers; and
         -   will maintain an intermediate average duration (4 to 7 years).

         The Series may use other strategies and engage in other investment practices, which are described in detail in our Statement of Additional Information. The investments and strategies listed above and described throughout this prospectus are those that we use under normal market conditions.

         Each Series also may invest in other securities, use other strategies and engage in other investment practices, which are described in detail in Part B.


(c) RISKS. The following is a list of certain risks that may apply to an investment in a Series, unless otherwise indicated. Further information about investment risks is available in Part B:

         - ALLOCATION RISK: The Series' investment performance depends on how its assets are allocated and reallocated between equity and fixed-income securities. Accordingly, a principal risk of the Series is that the adviser may make less than optimal or poor asset allocation decisions. While the adviser will seek to identify allocations for the Series that will provide consistent, quality performance for the Series, there is no guarantee that the adviser's allocation techniques will produce the desired results. The adviser's allocation of the Series' assets may be affected by various market conditions. (Balanced and WT Balanced Series.)

         - CREDIT RISK: The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. (All Fixed Income and Money Market Series)

         - CURRENCY RISK: The risk related to investments denominated in foreign currencies. Foreign securities are usually denominated in foreign currency therefore changes in foreign currency exchange rates can affect the net asset value of the International Multi-Manager Series. (International Multi-Manager Series)

         - DERIVATIVES RISK: Some of the Equity Series' investments may be referred to as "derivatives" because their value depends on, or derives from, the value of an underlying asset, reference rate or index. These investments include options, futures contracts and similar investments that may be used in hedging and related income strategies. The market value of derivative instruments and securities is sometimes more volatile than that of other investments, and each type of derivative may pose its own special risks. As a fundamental policy, no more than 15% of an Equity Series' total assets may at any time be committed or exposed to derivative strategies. (Equity Series)

         - FOREIGN SECURITY RISK: The risk of losses due to political, regulatory, economic, social or other uncontrollable forces in a foreign country not normally associated with investing in the U.S. markets. (International Multi-Manager Series, the Large Cap Core Series, Short/Intermediate Bond Series, Broad Market Bond Series, Mid Cap Series, Socially Responsible Series, Science and Technology Series, and all Money Market Series)

         - GROWTH-ORIENTED INVESTING RISK: The risk that an investment in a growth-oriented portfolio, which invests in growth-oriented companies, will be more volatile than the rest of the U.S. market as a whole. (Large Cap Growth, WT Large Cap Growth, Large Cap Core, Small Cap Core, Mid Cap, Science and Technology and Socially Responsible Series)

         - INDUSTRY RISK: The Science and Technology Series will concentrate on investments in the healthcare, telecommunications and technology industries. This Series' investments in companies dependent on scientific and technological developments may be more volatile because of certain risks associated with these industries. Such risks include the short life cycles and competitive pressures of many of the products or services of theses companies, and the adverse impact of government regulation.

         - INTEREST RATE RISK: The risk of market losses attributable to changes in interest rates. With fixed-rate securities, a rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. The yield earned by a Series will vary with changes in interest rates. (All Fixed Income and Money Market Series)

         - IPO RISK: The risk of investing in the initial public offerings of shares is greater than investing in mature public companies. In addition, since a Series may participate in IPOs, an investment in an IPO may have a magnified impact on a Series' returns, especially newly launched Series due to such Series' small asset base. As a new Series' assets grow, it is probable that the effect of investments in IPOs on that Series; total returns will decline, which may reduce the Series' total returns. (Science and Technology Series)

         - LEVERAGE RISK: The risk associated with securities or practices (such as when-issued and forward commitment transactions) that multiply small market movements into larger changes in value. (All Fixed Income Series)

         - LIQUIDITY RISK: The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like. (All Fixed Income Series)

         - MARKET RISK: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably. (All
              Series)

         - NON-DIVERSIFICATION RISK: The susceptibility of the Science and Technology Series to the risks associated with the particular industries in which it may invest most of its assets. Such risks include unsuccessful product or services and adverse impact by government regulation.

         - OPPORTUNITY RISK: The risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments. (All Equity and Fixed Income Series)

         - PREPAYMENT RISK: The risk that a debt security may be paid off and proceeds invested earlier than anticipated. Depending on market conditions, the new investments may or may not carry the same interest rate. (All Fixed Income and Money Market Series)

         - SMALL CAP RISK: Small cap companies may be more vulnerable than larger companies to adverse business or economic developments. Small cap companies may also have limited product lines, markets or financial resources, may be dependent on relatively small or inexperienced management groups and may operate in industries characterized by rapid technological obsolescence. Securities of such companies may be less liquid and more volatile than securities of larger companies and therefore may involve greater risk than investing in larger companies. (Small Cap Core, Mid Cap Value, Small Cap Value, Mid Cap and Science and Technology Series)

         - VALUATION RISK: The risk that a Series has valued certain of its securities at a higher price than it can sell them. (All Equity and Fixed Income Series)

         - VALUE INVESTING RISK: The risk that a portfolio's investment in companies whose securities are believed to be undervalued, relative to their underlying profitability, do not appreciate in value as anticipated. (Large Cap Value, Mid Cap Value, Small Cap Value and Small Cap Core Series)

ITEM 6.         MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

(a) MANAGEMENT. The Board of Trustees for each Series supervises the management, activities and affairs of the Series and has approved contracts with various financial organizations to provide, among other services, the day-to-day management required by a Series and its shareholders.

(a)      (1)     INVESTMENT ADVISERS AND SUB-ADVISERS.

         Rodney Square Management Corporation ("RSMC"), the investment adviser for Large Cap Core, Small Cap Core, International Multi-Manager Short/Intermediate Bond, Broad Market Bond, Municipal Bond, Premier Money Market, Prime Money Market, U.S. Government, Tax-Exempt and WT Balanced Series is located at 1100 North Market Street, Wilmington, Delaware 19890. RSMC is a wholly owned subsidiary of Wilmington Trust Corporation, which is a publicly held bank holding company. RSMC, subject to the supervision of the Board of Trustees, directs the investments of these Series in accordance with their respective investment objectives, policies and limitations. For the International Multi-Manager Series, RSMC generally allocates the Series' assets equally among the sub advisers and then oversees their investment activities. RSMC provides asset management services to collective investment funds maintained by Wilmington Trust Company and its subsidiaries. In the past, RSMC has provided asset management services to individuals, personal trust, municipalities, corporations and other organizations. As of September 30, 2001, RSMC had $5.43 billion assets under management.

         For the period ended June 30, 2001, RSMC received the following fees (after waivers), as a percentage of each Series' average daily net assets:


    Premier Money Market Series                 0.12%
    Prime Money Market Series                   0.43%
    U.S. Government Series                      0.47%
    Tax-Exempt Series                           0.47%


         For the period May 9 through June 30, 2001, RSMC received the following fees (after waivers), as a percentage of each Series' average daily net assets:


    Large Cap Core Series                       0.12%
    Small Cap Core Series                       0.24%
    International Multi-Manager Series          0.10%
    Short/Intermediate Bond Series              0.29%
    Broad Market Bond Series                    0.24%
    Municipal Bond Series                       0.01%


         Prior to May 9, 2001, WILMINGTON TRUST COMPANY ("Wilmington Trust"), served as the investment adviser for the Large Cap Core Series, Small Cap Core Series, International Multi-Manager Series, Short/Intermediate Bond Series, Broad Market Bond Series and Municipal Bond Series, is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust is a wholly owned subsidiary of Wilmington Trust Corporation, which is a publicly held bank holding company. Wilmington Trust, subject to the supervision of the Board of Trustees, directs the investments of these Series in accordance with their respective investment objectives, policies and limitations. For the International Multi-Manager Series, Wilmington Trust allocates the Series' assets equally among the sub-advisers and then oversees their investment activities. In addition to serving as investment adviser for the Series, Wilmington Trust is engaged in a variety of investment advisory activities, including the management of other mutual funds and collective investment vehicles. For the period July 1, 2000 to May 9, 2001, Wilmington Trust received the following fees (after fee waivers), as a percentage of each Series' average daily net assets:


         Large Cap Core Series                       0.40%
         Small Cap Core Series                       0.29%
         International Multi-Manager Series          0.33%
         Short/Intermediate Bond Series              0.22%
         Broad Market Bond Series                    0.17%
         Municipal Bond Series                       0.07%


         Prior to November 1, 2000, Wilmington Trust served as investment adviser to the Large Cap Growth Series and WT Large Cap Growth Series for which Wilmington Trust received 0.55% of average daily net assets of each of the Large Cap Growth and WT Large Cap Growth Series.

         CRAMER ROSENTHAL MCGLYNN, LLC, 707 Westchester Avenue, White Plains, New York 10604, serves as the investment adviser to the Large Cap Value Series, the Mid Cap Value Series and the Small Cap Value Series. Subject to the supervision of the Board of Trustees, CRM makes investment decisions for these Series. CRM and its predecessors have managed investments in small and medium capitalization companies for more than twenty-five years. As of September 30, 2001, CRM had over $3.59 billion of assets under management. For the twelve months ended June 30, 2001, CRM received the following fees (after waivers) as a percentage of the Series' average daily net assets.


         Large Cap Value Series             0.43%
         Mid Cap Value Series               0.51%
         Small Cap Value Series             0.75%


         ROXBURY CAPITAL MANAGEMENT, LLC, 100 Wilshire Boulevard, Suite 600, Santa Monica, California 90401, serves as the investment adviser for the Large Cap Growth Series, WT Large Cap Growth Series, Mid Cap Series, Science and Technology Series, and Socially Responsible Series and Balanced Series. Roxbury is engaged in a variety of investment advisory activities, including the management of separate accounts and, as of September 30, 2001, had assets under management of approximately $7.3 billion.

         For the twelve months ended June 30, 2001, Roxbury received the following fees (after waivers) as a percentage of the Series averaged daily net assets:


         Large Cap Growth Series            0.55%
         WT Large Cap Growth Series         0.52%
         Mid Cap Series                     0.00%
         Socially Responsible Series        0.00%
         Science and Technology Series      0.00%


         SUB-ADVISERS -- The International Multi-Manager Series has three sub-advisers, Clemente Capital Inc., Invista Capital Management LLC and Zurich Scudder Investments, Inc.

         CLEMENTE, located at Carnegie Hall Tower, 152 West 57th Street, 25th Floor, New York, New York 10019, registered as an investment adviser in 1979. As of September 30, 2001, Clemente had $50 million of assets under management. Leopoldo M. Clemente,

President and Chief Investment Officer serves as portfolio manager for the portion of the International Multi-Manager Series' assets under Clemente's management. Mr. Clemente hadbeen responsible for portfolio management and security selection for the past nine years.

         INVISTA, located at 1800 Hub Tower, 699 Walnut Street, Des Moines, Iowa 50309, is a registered investment adviser organized in 1984. Invista is an indirect, wholly owned subsidiary of Principal Mutual Life Insurance Company. As of September 30, 2001, Invista had $20.3 billion of assets under management, of which approximately $3.7 billion are in foreign equities in separately managed accounts and mutual funds for public funds, corporations, endowments and foundations, insurance companies and individuals. Scott D. Opsal, CFA, Executive Vice President and lead portfolio manager of international equities for Invista, is the portfolio manager for the portion of the International Multi-Manager Series under Invista's management. Mr. Opsal joined Invista at its inception in 1985 and assumed his current responsibilities in 1993. Before 1993, his responsibilities included security analysis and portfolio management activities for various U.S. equity portfolios, managing the firm's convertible securities and overseeing Invista's index fund and derivatives positions. Kurtis D. Spieler, CFA, Vice President and manager of the firm's dedicated emerging market portfolios, is Mr. Opsal's backup. Mr. Spieler has been Invista's emerging markets portfolio manager since joining Invista in 1995.

         ZURICH SCUDDER, located at 345 Park Avenue, New York, New York 10154, was founded as America's first independent investment counselor and has served as investment adviser, administrator and distributor of mutual funds since 1928. As of September 30, 2001 Zurich Scudder had $328 billion in assets under management, with approximately $137.6 billion of those assets in foreign investments in separately managed accounts for pension funds, foundations, educational institutions and government entities and in open-end and closed-end investment companies. Irene T. Cheng serves as the lead portfolio manager for the portion of the International Multi-Manager Series' assets under Zurich Scudder's management. Ms. Cheng has been in the asset management business for over nine years and joined Zurich Scudder as a portfolio manager in 1993.

(a)      (2)      PORTFOLIO MANAGERS.

         E. MATTHEW BROWN, Vice President of RSMC process is responsible for the management of the Large Cap Core Series and Small Cap Core Series. Mr. Brown has been affiliated with RSMC and its affiliates since October of 1996. Prior to 1996, he served as Chief Investment Officer of PNC Bank, Delaware, from 1993 through 1996.

         RAFAEL E. TAMARGO, Vice President of RSMC, is responsible for the day-to-day management of the Large Cap Core Series. Mr. Tamargo has been affiliated with RSMC and its affiliates since 1996. Prior to joining RSMC, Mr. Tamargo was employed by U.S. Trust as an Equities Analyst.

         THOMAS P. NEALE, CFA, Vice President of RSMC, is responsible for the management of the Small Cap Core Series. Mr. Neale has been affiliated with RSMC and its affiliates since 1986. Currently he specializes in managing taxable accounts for Delaware holding companies and has equity research responsibilities following the insurance and brokerage industries.

         ROBERT J. CHRISTIAN, Director and President of RSMC, is primarily responsible for monitoring the day-to-day investment activities of the sub-advisers to the International Multi-Manager Series. Mr. Christian has been a Director of RSMC since February 1996, and was Chairman and Director of PNC Equity Advisors Company, and President and Chief Investment Officer of PNC Asset Management Group, Inc. from 1994 to 1996. He was Chief Investment Officer of PNC Bank, N.A. from 1992 to 1996 and Director of Provident Capital Management from 1993 to 1996.

FUND MANAGERS


         The day-to-day management of the Large Cap Value Series, the Mid Cap Value Series and the Small Cap Value Series is shared by a team of individuals employed by the CRM. Ronald H. McGlynn and Jay B. Abramson are responsible for the overall management of these Series. In addition, Michael A. Prober leader of the team responsible for the management of Mid Cap Value Series and Scott L. Scher are part of the team responsible for the management of Small Cap Value Series; and Kevin M. Chin and Adam L. Starr are part of the team responsible for the management of the Large Cap Value Series. Carl Brown, Todd Denker, Brendan Hartman, Terry Lally, Adam Scotch and James Stoeffel assist each team leader in the day-today management of the Funds. Each portfolio manager's business experience and educational background is as follows:


         RONALD H. MCGLYNN Co-founder, Chief Executive Officer and President of CRM with over 34 years of investment experience. Prior to co-founding CRM in 1973, Mr. McGlynn was a Portfolio Manager at Oppenheimer & Co. He received a B.A. from Williams College and an M.B.A. from Columbia University.


         JAY B. ABRAMSON, CPA Executive Vice President since 1989 and Director of Research and Co-Chief Investment Officer of CRM. Mr. Abramson joined CRM in 1985 and is responsible for investment research and portfolio management. Mr. Abramson received a B.S.E. and J.D. from the University of Pennsylvania Wharton School and Law School, respectively, and is a Certified Public Accountant.


         MICHAEL A. PROBER Vice President of CRM. Mr. Prober joined the firm in 1993 and is responsible for investment research. Prior to joining CRM, he worked in corporate finance and commercial banking at Chase Manhattan Bank and as a Research Analyst for Alpha Capital Venture Partners. Mr. Prober received a B.B.A. from the University of Michigan and an M.M. from the Northwestern University J.L. Kellogg Graduate School of Management.


         SCOTT L. SCHER, CFA Vice President of CRM. Mr. Scher joined the firm in 1995 and is responsible for investment research. From 1988 to 1995, he worked as an Analyst/Portfolio Manager at Prudential. Mr. Scher received a B.A. from Harvard College and an M.B.A. from Columbia Business School. He is also a Chartered Financial Analyst.


         KEVIN M. CHIN Vice President of CRM. Mr. Chin joined the firm in 1989 and is responsible for Investment Research. Prior to joining CRM, Mr. Chin was a Financial Analyst for the Mergers and Acquisitions Department of Morgan Stanley and a Risk Arbitrageur with The First Boston Corporation. He received a B.S. from Columbia University School of Engineering & Applied Science.

         JAMES P. STOEFFEL joined CRM as a Vice President in March 2001 and is responsible for portfolio management and investment research. Prior to joining CRM, Jim was the Director of Research at Palisade Capital Management. His other work experiences are Vice President in the Emerging Growth Stocks Research Group at Salomon Smith Barney, a Senior Financial Analyst/Assistant Treasurer with Ticor Title Insurance Co., and an auditor. Mr. Stoeffel earned a B.A. from Washington & Lee University and a M.B.A. from New York University's Stern School of Business.

         CARL D. BROWN joined CRM in April 1999 and is a Research Associate. Prior to joining CRM, Carl was a Tax Consultant and CPA at KPMG Peat Marwick from 1994 to April 1999. He earned a B.A. from the University of Pennsylvania in 1994 and an M.B.A. from New York University's Stern School of Business in 1996.

         ADAM M. SCOTCH, CFA joined CRM in July 1998 as a Research Associate. Prior to joining CRM, Adam was an Analyst in the Mergers & Acquisitions Group of the Investment Banking Department at Prudential Securities Incorporated from July 1996 to July 1998. He earned a B.A. from Columbia University in 1996.
Mr. Scotch is a Chartered Financial Analyst.

         TODD R. DENKER, CFA joined CRM as a Research Analyst in January 2001. Prior to joining the firm, he was an Equity Research Analyst at CIBC World Markets from 1997 to January 2001. He received a B.S. from the State University of New York at Albany in 1993, an M.B.A. from New York University's Stern School of Business in 1998, and is a Chartered Financial Analyst.

         BRENDAN J. HARTMAN joined CRM in March 2001 as a Research Analyst. Prior to joining CRM, Brendan was a Research Analyst at DLJ from October 1997 to February 2001 and at Salomon Brothers from June 1996 to October 1997. He earned a B.A. from Lehigh University in 1990 and a M.B.A. from New York University's Stern School of Business in 1996.

         ADAM L. STARR is a Principal at CRM. Adam joined CRM in 1999 and is responsible for portfolio management and research. Prior to CRM, he was a Partner and Portfolio Manager at Weiss, Peck & Greer, LLC from 1992 to 1999. Previously he was an Analyst and Portfolio Manager at Charter Oak Partners from 1990 to 1992 and First Manhattan Company. Adam received a B.A. from Clark University and an M.B.A. from Columbia University.

         TERRY LALLY, CFA joined CRM in 2000 and is a Vice President. He is responsible for investment research. Prior to joining CRM, Mr. Lally spent nine years working at The Prudential in US small cap and emerging market equity analysis, corporate finance, and equity trading. Mr. Lally earned a B.B.A.
from the University of Notre Dame in 1989, an M.B.A. from Harvard University in 1995, and is a Chartered Financial Analyst.

         ERIC K. CHEUNG, Vice President and Manager of the Fixed Income Management Division, Clayton M. Albright, III, Vice President of the Fixed Income Management Division and Dominick J. D'Eramo, CFA, Vice President of the Fixed Income Management Division, all of the Asset Management Departments of Wilmington Trust and RSMC, are primarily responsible for the day-to-day management of the Short/Intermediate Bond Series and the Broad Market Bond Series. From 1978 until 1986, Mr. Cheung was the Portfolio Manager for fixed income assets of the Meritor Financial Group. In 1986, Mr. Cheung joined Wilmington Trust and RSMC. In 1991, he became the Division Manager for all fixed income products. Mr. Albright has been employed at Wilmington Trust and RSMC since 1976. In 1987, he joined the Fixed Income Management Division and since then has specialized in the management of intermediate and long-term fixed income portfolios. Mr. D'Eramo began his career with Wilmington Trust and RSMC in 1986 as a fixed income trader and was promoted to portfolio manager in 1990.

         LISA MORE, Vice President of Wilmington Trust and RSMC is primarily responsible for the day-to-day management of the Municipal Bond Series. Ms. More has been employed at Wilmington Trust and RSMC since 1988. In 1990, she joined the Fixed Income Division of Wilmington Trust specializing in the management of municipal income portfolios.

         The day-to-day management of Mid Cap Series, Large Cap Growth Series, Science and Technology Series, Socially Responsible Series and WT Large Cap Growth Series is the responsibility of Roxbury's investment committee. The investment committee meets regularly to make investment decisions for each of these series and relies on Roxbury's research team.

(a)      (3)      LEGAL PROCEEDINGS.  None.

(b)      CAPITAL STOCK.  Inapplicable.

ITEM 7.  SHAREHOLDER INFORMATION.

(a)      PRICING OF FUND SHARES.

(a) (1-2) The Equity and Fixed Income Series value their assets based on current market values when such values are available. These prices normally are supplied by a pricing service. Fixed income securities maturing within 60 days of the valuation date are valued at amortized cost. Any assets held by a Series that are denominated in foreign currencies are valued daily in U.S. dollars at the foreign currency exchange rates that are prevailing at the time that PFPC, Inc. ("PFPC") determines the daily net asset value. To determine the value of those securities, PFPC may use a pricing service that takes into account not only developments related to specific securities, but also transactions in comparable securities. Securities that do not have a readily available current market value are valued in good faith under the direction of the Board of Trustees.

         PFPC determines the NAV per share of each Equity and Fixed Income Series as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time), on each Business Day (a day that the Exchange, the Transfer Agent and the Philadelphia branch of the Federal Reserve Bank are open for business). The NAV is calculated by adding the value of all securities and other assets in a Series, deducting its liabilities and dividing the balance by the number of outstanding shares in that Series.

         MONEY MARKET SERIES

         Each Money Market Series uses its best effort to maintain its $1 constant share price and values its securities at cost. This involves valuing a security initially at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of fluctuating interest rates on the market value of the security. All cash, receivables and current payables are carried at their face value. Other assets, if any, are valued at fair value as determined in good faith by, or under the direction of, the Board of Trustees.

         PFPC determines the NAV per share of each Series as of 12:00 p.m. Eastern time for the Tax-Exempt Series and as of 2:00 p.m. Eastern Time for the U.S. Government Series, the Prime Money Market Series, and the Premier Money Market Series, on each Business Day (a day that the New York Stock Exchange, the Transfer Agent and the Philadelphia branch of the Federal Reserve Bank are open for business). The NAV is calculated by adding the value of all securities and other assets in a Series, deducting its liabilities and dividing the balance by the number of outstanding shares in that Series.

(a) (3) Shares will not be priced on those days when the Series' offices are closed. As of the date of this registration statement, those days are:

New Year's Day                    Memorial Day                Veterans Day
Martin Luther King, Jr. Day       Independence Day            Thanksgiving Day
President's Day                   Labor Day                   Christmas Day
Good Friday                       Columbus Day

(b) PURCHASE OF FUND SHARES. The Trust's shares have not been registered under the Securities Act of 1933, which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act. Shares of the Trust may be sold only to: affiliates of Wilmington Trust; subsidiaries of the parent company of Wilmington Trust; certain joint venture partners of affiliates of Wilmington Trust; and other institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder's account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will be issued only upon written request.

         The minimum initial investment in a Series is $1,000,000. There is no minimum for subsequent investments.

         The Trust distributes its own shares.

         IN KIND PURCHASES. If accepted by the Trust, shares of each Series may be purchased in exchange for securities which are eligible for acquisition by such Series as described in this registration statement. Securities to be exchanged which are accepted by the Trust and Trust shares to be issued therefore will be valued, as set forth under "Pricing of Fund Shares" in Item 7(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer.

         The Trust will not accept securities in exchange for shares of a Series unless: (1) current market quotations are readily available for such securities;
(2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged together with other securities of the same issuer owned by the Series will not exceed 5% of the net assets of the Series immediately after the transaction; and (4) the Series acquires the securities for investment and not for resale. In addition, nearly all of the securities accepted in an exchange must be, at the time of the exchange, eligible to be included in the Series whose shares are issued. (See Item 4(b)) Investors interested in such exchanges should contact the adviser.

(c) REDEMPTION OF FUND SHARES. As stated above in response to Item 7(b), "Purchase of Fund Shares," the Trust's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act.

         Redemptions are processed on any day on which the specific Series is open for business and are effected at the Series' net asset value next determined after the Series receives a redemption request in good form.

         Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the 1940 Act. The amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Series.

         If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of any Series to make a particular payment wholly or partly in cash, a Series may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the 1940 Act. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.

         Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares which were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

(d) DIVIDENDS AND DISTRIBUTIONS. It is not expected that any Series will make cash or property distributions. Rather, each investor can redeem part or all of its shares in a Series. As explained below in (e), each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series' income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series.

(e) TAX CONSEQUENCES. Each Series of the Trust is intended to be taxable as a partnership for U.S. federal income tax purposes.

         The Series are series of a trust organized under Delaware law. The Series will not be subject to any U.S. federal income tax. Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series' income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series. An allocable share of a tax-exempt investor's income will be "unrelated business taxable income" ("UBTI") only to the extent that a Series borrows money to acquire property or invests in assets that produce UBTI or to the extent a tax-exempt investor borrows money to make an investment in the Series. In addition to U.S. federal income taxes, investors in the Series may also be subject to state and local taxes on their distributive share of a Series' income.

         While the Series are not classified as "regulated investment companies" under Subchapter M of the Code, the Series' assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Series for such Series' entire fiscal year.

         There are certain other tax issues that will be relevant to only certain of the investors; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to the Series. It is intended that contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Series. Also, a Series may be required to withhold taxes on distributions to foreign investors. Foreign investors should contact their own tax advisors for more information with respect to any applicable withholding on distributions from a Series.

         Redemptions of shares in a Series may be taxable. In general, a redemption of shares is taxable to the extent such cash or property received by the redeeming investor exceeds such investor's tax basis in its shares.

         It is not expected that any Series will make distributions of cash or property. Instead, at the close of each fiscal year investors will be advised of their allocable share of a Series' income, gains, losses deductions and credits for U.S. federal income tax purposes.

         If a Series of the Trust purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFIC"), the investors in Series may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed to investors in the Series and whether or not such investors are subject to tax.

         Certain Series of the Trust may be subject to foreign withholding taxes on income from certain of their foreign securities.

         The Series' taxable year-end will normally be June 30. Although, as described above, the Series will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.  Inapplicable.

PART B:  INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION.

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.  Inapplicable.

ITEM 11. FUND HISTORY. WT Investment Trust I (the "Trust") is a diversified, open-end management investment company organized as a Delaware business trust on January 23, 1997. The name of the Trust was changed from Kiewit Investment Trust to WT Investment Trust I on October 20, 1998.

         The Trust has established the following Series described in this Statement of Additional Information: Prime Money Market, Premier Money Market, U.S. Government, Tax-Exempt, Short/Intermediate Bond, Intermediate Bond, Municipal Bond, Large Cap Growth, WT Large Cap Growth, Large Cap Core, Small Cap Core, Mid Cap, Science and Technology, Socially Responsible, International Multi-Manager, Large Cap Value, Mid Cap Value, Small Cap Value, Balanced and WT Balanced Series.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.

(a) CLASSIFICATION. The Trust is a diversified, open-end management investment company.

(b) INVESTMENT STRATEGIES AND RISKS. The following information supplements the information concerning each Series' investment objective, policies and limitations found in Item 4 of Part A.

         MONEY MARKET SERIES.

         The "Money Market Series" are the Prime Money Market, the Premier Money Market, the U.S. Government and the Tax-Exempt Series. Each has adopted a fundamental policy requiring it to maintain a constant net asset value of $1.00 per share, although this may not be possible under certain circumstances.
Each Series values its portfolio securities on the basis of amortized cost
(see "Purchase, Redemption and Pricing of Shares") pursuant to Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act"). As conditions of that Rule, the Board of Trustees has established procedures reasonably designed to stabilize each Series' price per share at $1.00 per share. Each Series maintains a dollar-weighted average portfolio maturity of 90 days or less; purchases only instruments with effective maturities of 397 days or less; and invests only in securities which are of high quality as determined by major rating services or, in the case of instruments which are not rated, of comparable quality as determined by the investment adviser, RSMC, under the direction of and subject to the review of the Board of Trustees.

         BANK OBLIGATIONS. The Prime Money Market and the Premier Money Market Series may invest in U.S. dollar-denominated obligations of major banks, including certificates of deposit, time deposits and bankers' acceptances of major U.S. and foreign banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and of wholly owned banking subsidiaries of such foreign banks located in the United States.

         Obligations of foreign branches of U.S. banks and U.S. branches of wholly owned subsidiaries of foreign banks may be general obligations of the parent bank, of the issuing branch or subsidiary, or both, or may be limited by the terms of a specific obligation or by governmental regulation. Because such obligations are issued by foreign entities, they are subject to the risks of foreign investing. A brief description of some typical types of bank obligations follows:

- BANKERS' ACCEPTANCES. The Prime Money Market, the Premier Money Market and the Tax-Exempt Series may invest in bankers' acceptances, which are credit instruments evidencing the obligation of a bank to pay a draft that has been drawn on it by a customer. These instruments reflect the obligation of both the bank and the drawer to pay the face amount of the instrument upon maturity.

- CERTIFICATES OF DEPOSIT. The Prime Money Market, the Premier Money Market and the Tax-Exempt Series may invest in certificates evidencing the indebtedness of a commercial bank to repay funds deposited with it for a definite period of time (usually from 14 days to one year) at a stated or variable interest rate. Variable rate certificates of deposit provide that the interest rate will fluctuate on designated dates based on changes in a designated base rate (such as the composite rate for certificates of deposit established by the Federal Reserve Bank of New York).

- TIME DEPOSITS. The Prime Money Market and the Premier Money Market Series may invest in time deposits, which are bank deposits for fixed periods of time.

         CERTIFICATES OF PARTICIPATION. The Tax-Exempt Series may invest in certificates of participation, which give the investor an undivided interest in the municipal obligation in the proportion that the investor's interest bears to the total principal amount of the municipal obligation.

         CORPORATE BONDS, NOTES AND COMMERCIAL PAPER. The Prime Money Market and the Premier Money Market Series may invest in corporate bonds, notes and commercial paper. These obligations generally represent indebtedness of the issuer and may be subordinated to other outstanding indebtedness of the issuer. Commercial paper consists of short-term unsecured promissory notes issued by corporations in order to finance their current operations. The Series will only invest in commercial paper rated, at the time of purchase, in the highest category by a nationally recognized statistical rating organization ("NRSRO"), such as Moody's or S&P or, if not rated, determined by the adviser to be of comparable quality. The Series may invest in asset-backed commercial paper subject to Rule 2a-7 restrictions on investment in asset-backed securities, which include a requirement that the security must have received a rating from a NRSRO.

         FOREIGN SECURITIES. At the present time, portfolio securities of the Prime Money Market and the Premier Money Market Series that are purchased outside the United States are maintained in the custody of foreign branches of U.S. banks. To the extent that the Series may maintain portfolio securities in the custody of foreign subsidiaries of U.S. banks, and foreign banks or clearing agencies in the future, those sub-custodian arrangements are subject to regulations under the 1940 Act that govern custodial arrangements with entities incorporated or organized in countries outside of the United States.

         ILLIQUID SECURITIES. Each Money Market Series may not invest more than 10% of the value of its net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise illiquid. Illiquid securities are securities that cannot be disposed of within seven days at approximately the value at which they are being carried on a Series' books.

         The Board of Trustees has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board has delegated the function of making day to day determinations of liquidity to the adviser, pursuant to guidelines approved by the Board. The adviser will monitor the liquidity of securities held by a Series and report periodically on such decisions to the Board.

         INVESTMENT COMPANY SECURITIES. The Money Market Series may invest in the securities of other money market mutual funds, within the limits prescribed by the 1940 Act. These limitations currently provide, in part, that a Series may not purchase shares of an investment company if (a) such a purchase would cause the Series to own in the aggregate more than 3% of the total outstanding voting stock of the investment company or (b) such a purchase would cause the Series to have more than 5% of its total assets invested in the investment company or (c) more than 10% of the Series' total assets to be invested in the aggregate in all investment companies. As a shareholder in an investment company, the Series would bear its pro rata portion of the investment company's expenses, including advisory fees, in addition to its own expenses.

         MUNICIPAL SECURITIES. The Prime Money Market, the Premier Money Market and the Tax-Exempt Series each may invest in debt obligations issued by states, municipalities and public authorities ("Municipal Securities") to obtain funds for various public purposes. Yields on Municipal Securities are the product of a variety of factors, including the general conditions of the money market and of the municipal bond and municipal note markets, the size of a particular offering, the maturity of the obligation and the rating of the issue. Although the interest on Municipal Securities may be exempt from federal income tax, dividends paid by a Series to its shareholders may not be tax-exempt. A brief description of some typical types of municipal securities follows:

         - GENERAL OBLIGATION SECURITIES are backed by the taxing power of the issuing municipality and are considered the safest type of municipal bond.

         - REVENUE OR SPECIAL OBLIGATION SECURITIES are backed by the revenues of a specific project or facility - tolls from a toll bridge, for example.

         - BOND ANTICIPATION NOTES normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide money for the repayment of the Notes.

         - TAX ANTICIPATION NOTES finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable for these specific future taxes.

         - REVENUE ANTICIPATION NOTES are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under the Federal Revenue Sharing Program.

         - INDUSTRIAL DEVELOPMENT BONDS ("IDBs") and Private Activity Bonds ("PABs") are specific types of revenue bonds issued on or behalf of public authorities to finance various privately operated facilities such as solid waste facilities and sewage plants. PABs generally are such bonds issued after April 15, 1986. These obligations are included within the term "municipal bonds" if the interest paid on them is exempt from federal income tax in the opinion of the bond issuer's counsel. IDBs and PABs are in most case revenue bonds and thus are not payable from the unrestricted revenues of the issuer. The credit quality of the IDBs and PABs is usually directly related to the credit standing of the user of the facilities being financed, or some form of credit enhancement such as a letter of credit.

         - TAX-EXEMPT COMMERCIAL PAPER AND SHORT-TERM MUNICIPAL NOTES provide for short-term capital needs and usually have maturities of one year or less. They include tax anticipation notes, revenue anticipation notes and construction loan notes.

         - CONSTRUCTION LOAN NOTES are sold to provide construction financing. After successful completion and acceptance, many projects receive permanent financing through the Federal Housing Administration by way of "Fannie Mae" (the Federal National Mortgage Association) or "Ginnie Mae" (the Government National Mortgage Association).

         - PUT BONDS are municipal bonds which give the holder the right to sell the bond back to the issuer or a third party at a specified price and exercise date, which is typically well in advance of the bond's maturity date.

         REPURCHASE AGREEMENTS. The Money Market Series may invest in repurchase agreements. A repurchase agreement is a transaction in which a Series purchases a security from a bank or recognized securities dealer and simultaneously

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commits to resell that security to a bank or dealer at an agreed date and price reflecting a market rate of interest, unrelated to the coupon rate or the maturity of the purchased security. While it is not possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to the Series if the other party to the repurchase agreement becomes bankrupt), it is the policy of a Series to limit repurchase transactions to primary dealers and banks whose creditworthiness has been reviewed and found satisfactory by the adviser. Repurchase agreements maturing in more than seven days are considered illiquid for purposes of a Series' investment limitations.

         SECURITIES LENDING. The Money Market Series may from time to time lend their portfolio securities pursuant to agreements, which require that the loans be continuously secured by collateral equal to 100% of the market value of the loaned securities. Such collateral consists of cash, securities of the U.S. Government or its agencies, or any combination of cash and such securities. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for a Series exceed one-third of the value of the Series' total assets taken at fair market value. A Series will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. Government securities. However, a Series will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities and even loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the adviser to be of good standing and when, in the judgment of the adviser, the consideration that can be earned currently from such securities loans justifies the attendant risk. Either party upon reasonable notice to the other party may terminate any loan.

         STANDBY COMMITMENTS. The Money Market Series may invest in standby commitments. It is expected that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary and advisable, the Series may pay for standby commitments either separately in cash or by paying a higher price for the obligations acquired subject to such a commitment (thus reducing the yield to maturity otherwise available for the same securities). Standby commitments purchased by the Series will be valued at zero in determining net asset value and will not affect the valuation of the obligations subject to the commitments. Any consideration paid for a standby commitment will be accounted for as unrealized depreciation and will be amortized over the period the commitment is held by a Series.

         U.S. GOVERNMENT OBLIGATIONS. The Money Market Series may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Although all obligations of agencies and instrumentalities are not direct obligations of the U.S. Treasury, payment of the interest and principal on these obligations is generally backed directly or indirectly by the U.S. Government. This support can range from securities supported by the full faith and credit of the United States (for example, securities of the Government National Mortgage Association), to securities that are supported solely or primarily by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Tennessee Valley Authority, Federal Farm Credit Banks and the Federal Home Loan Banks. In the case of obligations not backed by the full faith and credit of the United States, a Series must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments.

         VARIABLE AND FLOATING RATE SECURITIES. The Money Market Series may invest in variable and floating rate securities. The terms of variable and floating rate instruments provide for the interest rate to be adjusted according to a formula on certain pre-determined dates. Certain of these obligations also may carry a demand feature that gives the holder the right to demand prepayment of the principal amount of the security prior to maturity. An irrevocable letter of credit or guarantee by a bank usually backs the demand feature. Series investments in these securities must comply with conditions established by the SEC under which they may be considered to have remaining maturities of 397 days or less.

         WHEN-ISSUED SECURITIES. The Money Market Series may buy when-issued securities or sell securities on a delayed-delivery basis. This means that delivery and payment for the securities normally will take place approximately 15 to 90 days after the date of the transaction. The payment obligation and the interest rate that will be received are each fixed at the time the buyer enters into the commitment. During the period between purchase and settlement, the purchaser makes no payment and no interest accrues to the purchaser. However, when a security is sold on a delayed-delivery basis, the seller does not participate in further gains or losses with respect to the security. If the other party to a when-issued or delayed-delivery transaction fails to transfer or pay for the securities, the Series could miss a favorable price or yield opportunity or could suffer a loss.

         A Series will make a commitment to purchase when-issued securities only with the intention of actually acquiring the securities, but the Series may dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. A Series may also sell the underlying securities before they are delivered, which may result in gains or losses. A separate account for each Series is established at the custodian bank, into which cash and/or liquid securities equal to the amount of when-issued purchase commitments is deposited. If the market value of the deposited securities declines additional cash or securities will be placed in the account on a daily basis to cover the Series' outstanding commitments.

         When a Series purchases a security on a when-issued basis, the security is recorded as an asset on the commitment date and is subject to changes in market value generally, based upon changes in the level of interest rates. Thus, upon delivery, the market value of the security may be higher or lower than its cost, and this may increase or decrease the Series' net asset value. When payment for a when-issued security is due, a Series will meet its obligations from then-available cash flow, the sale of the securities held in the separate account, the sale of other securities or from the sale of the when-issued securities themselves. The sale of securities to meet a when-issued purchase obligation carries with it the potential for the realization of capital gains or losses.

         BOND SERIES.

         The "Bond Series" are the Short/Intermediate Bond, the Broad Market Bond and the Municipal Bond Series. RSMC, the investment adviser for the Bond Series, employs an investment process that is disciplined, systematic and oriented toward a quantitative assessment and control of volatility. The Bond Series' exposure to credit risk is moderated by limiting their investments to securities that, at the time of purchase, are rated investment grade by a nationally recognized statistical rating organization such as Moody's, S&P, or, if unrated, are determined by the adviser to be of comparable quality. See "Description of Ratings" below. Ratings, however, are not guarantees of quality or of stable credit quality. Not even the highest rating constitutes assurance that the security will not fluctuate in value or that a Series will receive the anticipated yield on the security. RSMC continuously monitors the quality of the Series' holdings, and should the rating of a security be downgraded or its quality be adversely affected, RSMC will determine whether it is in the best interest of the affected Series to retain or dispose of the security.

         The effect of interest rate fluctuations in the market on the principal value of the Bond Series is moderated by limiting the average dollar-weighted duration of their investments -- in the case of the Short/Intermediate Bond Series to a range of 2 1/2 to 4 years, in the case of the Broad Market Bond Series to a range of 4 to 7 years, and in the case of the Municipal Bond Series to a range of 4 to 8 years. Investors may be more familiar with the term "average effective maturity" (when, on average, the fixed income securities held by the Series will mature), which is sometimes used to express the anticipated term of the Series' investments. Generally, the stated maturity of a fixed income security is longer than it's projected duration. Under normal market conditions, the average effective maturity, in the case of the Short/Intermediate Bond Series, is expected to fall within a range of approximately 3 to 5 years, in the case of the Broad Market Bond Series, within a range of approximately 7 to 12 years, and in the case of the Municipal Bond Series, within a range of approximately 5 to 10 years. In the event of unusual market conditions, the average dollar-weighted duration of the Series may fall within a broader range. Under those circumstances, the Short/Intermediate Bond and the Broad Market Bond Series may invest in fixed income securities with an average dollar-weighted duration of 1 to 6 years and 2 to 10 years, respectively.


         RSMC's goal in managing the Short/Intermediate Bond and the Broad Market Bond Series is to gain additional return by analyzing the market complexities and individual security attributes which affect the returns of fixed income securities. The Bond Series are intended to appeal to investors who want a thoughtful exposure to the broad fixed income securities market and the high current returns that characterize the short-term to intermediate-term sector of that market.


         Given the average duration of the holdings of the Bond Series and the current interest rate environment, the Series should experience smaller price fluctuations than those experienced by longer-term bond and municipal bond funds and a higher yield than fixed-price money market and tax-exempt money market funds. Of course, the Series will likely experience larger price fluctuations than money market funds and a lower yield than longer-term bond and municipal bond funds. Given the quality of the Series' holdings, which must be investment grade (rated within the top four categories) or comparable to investment grade securities at the time of purchase, the Series will accept lower yields in order to avoid the credit concerns experienced by funds that invest in lower quality fixed income securities. In addition, although the Municipal Bond Series expects to invest substantially all of its net assets in municipal securities that provide interest income that is exempt from federal income tax, it may invest up to 20% of its net assets in other types of fixed income securities that provide federally taxable income.

         The composition of each Series' holdings varies depending upon RSMC's analysis of the fixed income markets and the municipal securities markets (for the Municipal Bond Series), including analysis of the most attractive segments of the yield curve, the relative value of the different market sectors, expected trends in those markets and supply versus demand pressures. Securities purchased by the Series may be purchased on the basis of their yield or potential capital appreciation or both. By maintaining each Series' specified average duration, RSMC seeks to protect the Series' principal value by reducing fluctuations in value relative to those that may be experienced by bond funds with longer average durations. This strategy may reduce the level of income attained by the Series. Of course, there is no guarantee that principal value can be protected during periods of extreme interest rate volatility.

         RSMC may make frequent changes in the Series' investments, particularly during periods of rapidly fluctuating interest rates. These frequent changes would involve transaction costs to the Series and could result in taxable capital gains.

         ASSET-BACKED SECURITIES. The Bond Series may purchase interests in pools of obligations, such as credit card or automobile loan receivables, purchase contracts and financing leases. Such securities are also known as "asset-backed securities," and the holders thereof may be entitled to receive a fixed rate of interest, a variable rate that is periodically reset to reflect the current market rate or an auction rate that is periodically reset at auction.

         Asset-backed securities are typically supported by some form of credit enhancement, such as cash collateral, subordinated tranches, a letter of credit, surety bond or limited guaranty. Credit enhancements do not provide protection against changes in the market value of the security. If the credit enhancement is exhausted or withdrawn, security holders may experience losses or delays in payment if required payments of principal and interest are not made with respect to the underlying obligations. Except in very limited circumstances, there is no recourse against the vendors or lessors that originated the underlying obligations.

         Asset-backed securities are likely to involve unscheduled prepayments of principal that may affect yield to maturity, result in losses, and may be reinvested at higher or lower interest rates than the original investment. The yield to maturity of asset-backed securities that represent residual interests in payments of principal or interest in fixed income obligations is particularly sensitive to prepayments.

         The value of asset-backed securities may change because of changes in the market's perception of the creditworthiness of the servicing agent for the pool of underlying obligations, the originator of those obligations or the financial institution providing credit enhancement.

         BANK OBLIGATIONS. The Bond Series may invest in the same U.S. dollar-denominated obligations of major banks as the Money Market Series. (See "Bank Obligations" above)

         CORPORATE BONDS, NOTES AND COMMERCIAL PAPER. The Bond Series may invest in corporate bonds, notes and commercial paper. These obligations generally represent indebtedness of the issuer and may be subordinated to other outstanding indebtedness of the issuer. Commercial paper consists of short-term unsecured promissory notes issued by corporations in order to finance their current operations. The Series will only invest in commercial paper rated, at the time of purchase, in the highest category by a nationally recognized statistical rating organization, such as Moody's or S&P or, if not rated, determined by WTC to be of comparable quality.

         FIXED INCOME SECURITIES WITH BUY-BACK FEATURES. Fixed income securities with buy-back features enable the Bond Series to recover principal upon tendering the securities to the issuer or a third party. Letters of credit issued by domestic or foreign banks often supports these buy-back features. In evaluating a foreign bank's credit, RSMC considers whether adequate public information about the bank is available and whether the bank may be subject to unfavorable political or economic developments, currency controls or other governmental restrictions that could adversely affect the bank's ability to honor its commitment under the letter of credit. The Municipal Bond Series will not acquire municipal securities with buy-back features if, in the opinion of counsel, the existence of a buy-back feature would alter the tax-exempt nature of interest payments on the underlying securities and cause those payments to be taxable to that Series and its shareholders. Buy-back features include standby commitments, put bonds and demand features.

         - STANDBY COMMITMENTS. The Bond Series may acquire standby commitments from broker-dealers, banks or other financial intermediaries to enhance the liquidity of portfolio securities. A standby commitment entitles a Series to same day settlement at amortized cost plus accrued interest, if any, at the time of exercise. The amount payable by the issuer of the standby commitment during the time that the commitment is exercisable generally approximates the market value of the securities underlying the commitment. Standby commitments are subject to the risk that the issuer of a commitment may not be in a position to pay for the securities at the time that the commitment is exercised.

              Ordinarily, a Series will not transfer a standby commitment to a third party, although the Series may sell securities subject to a standby commitment at any time. A Series may purchase standby commitments separate from or in conjunction with the purchase of the securities subject to the commitments. In the latter case, the Series may pay a higher price for the securities acquired in consideration for the commitment.

         - PUT BONDS. A put bond (also referred to as a tender option or third party bond) is a bond created by coupling an intermediate or long-term fixed rate bond with an agreement giving the holder the option of tendering the bond to receive its par value. As consideration for providing this tender option, the sponsor of the bond (usually a bank, broker-dealer or other financial intermediary) receives periodic fees that equal the difference between the bond's fixed coupon rate and the rate (determined by a remarketing or similar agent) that would cause the bond, coupled with the tender option, to trade at par. By paying the tender offer fees, a Series in effect holds a demand obligation that bears interest at the prevailing short-term rate.

              In selecting put bonds for the Bond Series, RSMC takes into consideration the creditworthiness of the issuers of the underlying bonds and the creditworthiness of the providers of the tender option features. A sponsor may withdraw the tender option feature if the issuer of the underlying bond defaults on interest or principal payments, the bond's rating is downgraded or, in the case of a municipal bond, the bond loses its tax-exempt status.

         - DEMAND FEATURES. Many variable rate securities carry demand features that permit the holder to demand repayment of the principal amount of the underlying securities plus accrued interest, if any, upon a specified number of days' notice to the issuer or its agent. A demand feature may be exercisable at any time or at specified intervals. Variable rate securities with demand features are treated as having a maturity equal to the time remaining before the holder can next demand payment of principal. The issuer of a demand feature instrument may have a corresponding right to prepay the outstanding principal of the instrument plus accrued interest, if any, upon notice comparable to that required for the holder to demand payment.

         GUARANTEED INVESTMENT CONTRACTS. A guaranteed investment contract ("GIC") is a general obligation of an insurance company. A GIC is generally structured as a deferred annuity under which the purchaser agrees to pay a given amount of money to an insurer (either in a lump sum or in installments) and the insurer promises to pay interest at a guaranteed rate (either fixed or variable) for the life of the contract. Some GICs provide that the insurer may periodically pay discretionary excess interest over and above the guaranteed rate. At the GIC's maturity, the purchaser generally is given the option of receiving payment or an annuity. Certain GICs may have features that permit redemption by the issuer at a discount from par value.

         Generally, GICs are not assignable or transferable without the permission of the issuer. As a result, the acquisition of GICs is subject to the limitations applicable to each Series' acquisition of illiquid and restricted securities. The holder of a GIC is dependent on the creditworthiness of the issuer as to whether the issuer is able to meet its obligations. No Series intends to invest more than 5% of its net assets in GICs.

         ILLIQUID SECURITIES. No Bond Series may invest more than 15% of the value of its net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise illiquid.

         MONEY MARKET FUNDS. The Bond Series may invest in the securities of money market mutual funds, within the limits prescribed by the 1940 Act, as previously described for the Money Market Series under "Investment Company Securities."

         MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are securities representing interests in a pool of mortgages secured by real property.

         Government National Mortgage Association ("GNMA") mortgage-backed securities are securities representing interests in pools of mortgage loans to residential home buyers made by lenders such as mortgage bankers, commercial banks and savings associations and are either guaranteed by the Federal Housing Administration or insured by the Veterans Administration. Timely payment of interest and principal on each mortgage loan is backed by the full faith and credit of the U.S. Government.

         The Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") both issue mortgage-backed securities that are similar to GNMA securities in that they represent interests in pools of mortgage loans. FNMA guarantees timely payment of interest and principal on its certificates and FHLMC guarantees timely payment of interest and ultimate payment of principal. FHLMC also has a program under which it guarantees timely payment of scheduled principal as well as interest. FNMA and FHLMC guarantees are backed only by those agencies and not by the full faith and credit of the U.S. Government.

         In the case of mortgage-backed securities that are not backed by the U.S. Government or one of its agencies, a loss could be incurred if the collateral backing these securities is insufficient. This may occur even though the collateral is U.S. Government-backed.

         Most mortgage-backed securities pass monthly payment of principal and interest through to the holder after deduction of a servicing fee. However, other payment arrangements are possible. Payments may be made to the holder on a different schedule than that on which payments are received from the borrower, including, but not limited to, weekly, bi-weekly and semiannually. The monthly principal and interest payments also are not always passed through to the holder on a PRO RATA basis. In the case of collateralized mortgage obligations ("CMOs"), the pool is divided into two or more tranches and special rules for the disbursement of principal and interest payments are established.

         CMO residuals are derivative securities that generally represent interests in any excess cash flow remaining after making required payments of principal and interest to the holders of the CMOs described above. Yield to maturity on CMO residuals is extremely sensitive to prepayments. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual also will be extremely sensitive to the level of the index upon which interest rate adjustments are based.

         Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities and may be issued by agencies or instrumentalities of the U.S. Government or by private mortgage lenders. SMBS usually are structured with two classes that receive different proportions of the interest and/or principal distributions on a pool of mortgage assets. A common type of SMBS will have one class of holders receiving all interest payments -- "interest only" or "IO" -- and another class of holders receiving the principal repayments -- "principal only" or "PO." The yield to maturity of IO and PO classes is extremely sensitive to prepayments on the underlying mortgage assets.

         MUNICIPAL SECURITIES. Municipal securities are debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their sub-divisions, agencies and instrumentalities, the interest on which is, in the opinion of bond counsel, exempt from federal income tax. These debt obligations are issued to obtain funds for various public purposes, such as the construction of public facilities, the payment of general operating expenses or the refunding of outstanding debts. They may also be issued to finance various privately owned or operated activities. The three general categories of municipal securities are general obligation, revenue or special obligation and private activity municipal securities. A brief description of typical municipal securities follows:

         - GENERAL OBLIGATION SECURITIES are backed by the taxing power of the issuing municipality and are considered the safest type of municipal bond. The proceeds from general obligation securities are used to fund a wide range of public projects, including the construction or improvement of schools, highways and roads, and water and sewer systems.

         - REVENUE OR SPECIAL OBLIGATION SECURITIES are backed by the revenues of a specific project or facility tolls from a toll bridge, for example. The proceeds from revenue or special obligation securities are used to fund a wide variety of capital projects, including electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. Many municipal issuers also establish a debt service reserve fund from which principal and interest payments are made. Further security may be available in the form of the state's ability, without obligation, to make up deficits in the reserve fund.

         - MUNICIPAL LEASE OBLIGATIONS may take the form of a lease, an installment purchase or a conditional sale contract issued by state and local governments and authorities to acquire land, equipment and facilities. Usually, the Series will purchase a participation interest in a municipal lease obligation from a bank or other financial intermediary. The participation interest gives the holder a pro rata, undivided interest in the total amount of the obligation.

              Municipal leases frequently have risks distinct from those associated with general obligation or revenue bonds. The interest income from the lease obligation may become taxable if the lease is assigned. Also, to free the municipal issuer from constitutional or statutory debt issuance limitations, many leases and contracts include non-appropriation clauses providing that the municipality has no obligation to make future payments under the lease or contract unless money is appropriated for that purpose by the municipality on a yearly or other periodic basis. Finally, the lease may be illiquid.

         - RESOURCE RECOVERY BONDS are affected by a number of factors, which may affect the value and credit quality of these revenue or special obligations. These factors include the viability of the project being financed, environmental protection regulations and project operator tax incentives.

         - PRIVATE ACTIVITY SECURITIES are specific types of revenue bonds issued on behalf of public authorities to finance various privately operated facilities such as educational, hospital or housing facilities, local facilities for water supply, gas, electricity, sewage or solid waste disposal, and industrial or commercial facilities. The payment of principal and interest on these obligations generally depends upon the credit of the private owner/user of the facilities financed and, in certain instances, the pledge of real and personal property by the private owner/user. The interest income from certain types of private activity securities may be considered a tax preference item for purposes of the federal alternative minimum tax ("Tax Preference Item").

         Short-term municipal securities in which the Series may invest include Tax Anticipation, Revenue Anticipation, Bond Anticipation and Construction Loan Notes, which were previously described for the Money Market Series (See "Municipal Securities" above).

         OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. Although the Municipal Bond Series has no current intention of so doing, each of the Bond Series may use options and futures contracts. The Short/Intermediate Bond and the Broad Market Bond Series may use forward currency contracts.

         PARTICIPATION INTERESTS. The Bond Series may invest in participation interests in fixed income securities. A participation interest provides the certificate holder with a specified interest in an issue of fixed income securities.

         Some participation interests give the holders differing interests in the underlying securities, depending upon the type or class of certificate purchased. For example, coupon strip certificates give the holder the right to receive a specific portion of interest payments on the underlying securities; principal strip certificates give the holder the right to receive principal payments and the portion of interest not payable to coupon strip certificate holders. Holders of certificates of participation in interest payments may be entitled to receive a fixed rate of interest, a variable rate that is periodically reset to reflect the current market rate or an auction rate that is periodically reset at auction. Asset-backed residuals represent interests in any excess cash flow remaining after required payments of principal and interest have been made.

         More complex participation interests involve special risk considerations. Since these instruments have only recently been developed, there can be no assurance that any market will develop or be maintained for the instruments. Generally, the fixed income securities that are deposited in trust for the holders of these interests are the sole source of payments on the interests; holders cannot look to the sponsor or trustee of the trust or to the issuers of the securities held in trust or to any of their affiliates for payment.

         Participation interests purchased at a discount may experience price volatility. Certain types of interests are sensitive to fluctuations in market interest rates and to prepayments on the underlying securities. A rapid rate of prepayment can result in the failure to recover the holder's initial investment.

         The extent to which the yield to maturity of a participation interest is sensitive to prepayments depends, in part, upon whether the interest was purchased at a discount or premium, and if so, the size of that discount or premium. Generally, if a participation interest is purchased at a premium and principal distributions occur at a rate faster than that anticipated at the time of purchase, the holder's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a participation interest is purchased at a discount and principal distributions occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be higher than that assumed at the time of purchase.

         Participation interests in pools of fixed income securities backed by certain types of debt obligations involve special risk considerations. The issuers of securities backed by automobile and truck receivables typically file financing statements evidencing security interests in the receivables, and the servicers of those obligations take and retain custody of the obligations. If the servicers, in contravention of their duty to the holders of the securities backed by the receivables, were to sell the obligations, the third party purchasers could acquire an interest superior to the interest of the security holders. Also, most states require that a security interest in a vehicle must be noted on the certificate of title and the certificate of title may not be amended to reflect the assignment of the lender's security interest. Therefore, the recovery of the collateral in some cases may not be available to support payments on the securities. Securities backed by credit card receivables are generally unsecured, and both federal and state consumer protection laws may allow set-offs against certain amounts owed.

         The Municipal Bond Series will only invest in participation interests in municipal securities, municipal leases or in pools of securities backed by municipal assets if, in the opinion of counsel, any interest income on the participation interest will be exempt from federal income tax to the same extent as the interest on the underlying securities.

         REPURCHASE AGREEMENTS. The Bond Series may invest in repurchase agreements, which were previously described for the Money Market Portfolios (See "Repurchase Agreements" above).

         SECURITIES LENDING. Generally, the Bond Series may lend securities subject to the same conditions applkicable to the Money Market Series, as described under "Money Market Series-Securities Lending" above.
         However, the Municipal Bond Series has no current intention of lending its portfolio securities and would do so only under unusual market conditions since the interest income that a Series receives from lending its securities is taxable.

         U.S. GOVERNMENT OBLIGATIONS. The Bond Series may invest in the same debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities as the Money Market Series. (See "U.S. Government Obligations" above).

         VARIABLE AND FLOATING RATE SECURITIES. The Bond Series may invest in variable and floating rate securities. The terms of variable and floating rate instruments provide for the interest rate to be adjusted according to a formula on certain pre-determined dates. Certain of these obligations also may carry a demand feature that gives the holder the right to demand prepayment of the principal amount of the security prior to maturity. An irrevocable letter of credit or guarantee by a bank usually backs the demand feature. Series investments in these securities must comply with conditions established by the SEC under which they may be considered to have remaining maturities of 397 days or less.

         Each of the Bond Series may also purchase inverse floaters that are floating rate instruments whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. Changes in the interest rate on the other security or index inversely affect the interest rate paid on the inverse floater, with the result that the inverse floater's price is considerably more volatile than that of a fixed rate security. For example, an issuer may decide to issue two variable rate instruments instead of a single long-term, fixed rate bond. The interest rate on one instrument reflects short-term interest rates, while the interest rate on the other instrument (the inverse floater) reflects the approximate rate the issuer would have paid on a fixed rate bond multiplied by two minus the interest rate paid on the short-term instrument. Depending on market availability, the two variable rate instruments may be combined to form a fixed rate bond. The market for inverse floaters is relatively new.


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


         WHEN-ISSUED SECURITIES. The Bond Series may buy when-issued securities or sell securities on a delayed-delivery basis. This means that delivery and payment for the securities normally will take place approximately 15 to 90 days after the date of the transaction. The payment obligation and the interest rate that will be received are each fixed at the time the buyer enters into the commitment. During the period between purchase and settlement, the purchaser makes no payment and no interest accrues to the purchaser. However, when a security is sold on a delayed-delivery basis, the seller does not participate in further gains or losses with respect to the security. If the other party to a when-issued or delayed-delivery transaction fails to transfer or pay for the securities, the Series could miss a favorable price or yield opportunity or could suffer a loss.

         A Series will make a commitment to purchase when-issued securities only with the intention of actually acquiring the securities, but the Series may dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. A Series may also sell the underlying securities before they are delivered, which may result in gains or losses. A separate account for each Series is established at the custodian bank, into which cash and/or liquid securities equal to the amount of when-issued purchase commitments is deposited. If the market value of the deposited securities declines additional cash or securities will be placed in the account on a daily basis to cover the Series' outstanding commitments.

         When a Series purchases a security on a when-issued basis, the security is recorded as an asset on the commitment date and is subject to changes in market value generally, based upon changes in the level of interest rates. Thus, upon delivery, the market value of the security may be higher or lower than its cost, and this may increase or decrease the Series' net asset value. When payment for a when-issued security is due, a Series will meet its obligations from then-available cash flow, the sale of the securities held in the separate account, the sale of other securities or from the sale of the when-issued securities themselves. The sale of securities to meet a when-issued purchase obligation carries with it the potential for the realization of capital gains or losses.

         The Municipal Bond Series may purchase securities on a when-issued basis in connection with the refinancing of an issuer's outstanding indebtedness ("refunding contracts"). These contracts require the issuer to sell and the Series to buy municipal obligations at a stated price and yield on a settlement date that may be several months or several years in the future. The offering proceeds are then used to refinance existing municipal obligations. Although the Municipal Bond Series may sell its rights under a refunding contract, the secondary market for these contracts may be less liquid than the secondary market for other types of municipal securities. The Series generally will not be obligated to pay the full purchase price if it fails to perform under a refunding contract. Instead, refunding contracts usually provide for payment of liquidated damages to the issuer (currently 15-20% of the purchase price). The Series may secure its obligation under a refunding contract by depositing collateral or a letter of credit equal to the liquidated damages provision of the refunding contract. When required by Securities and Exchange Commission ("SEC") guidelines, the Series will place liquid assets in a segregated custodial account equal in amount to its obligations under outstanding refunding contracts.

         ZERO COUPON BONDS. The Bond Series may invest in zero coupon bonds of governmental or private issuers that generally pay no interest to their holders prior to maturity. Since zero coupon bonds do not make regular interest payments, they allow an issuer to avoid the need to generate cash to meet current interest payments and may involve greater credit risks than bonds paying interest currently. Tax laws requiring the distribution of accrued discount on the bonds, even though no cash equivalent thereto has been paid, may cause a Series to liquidate investments in order to make the required distributions.

         RISK FACTORS APPLICABLE TO THE MUNICIPAL BOND SERIES:

         HEALTH CARE SECTOR. The health care industry is subject to regulatory action by a number of private and governmental agencies, including federal, state and local governmental agencies. A major source of revenues for the industry is payments from the Medicare and Medicaid programs. As a result, the industry is sensitive to legislative changes and reductions in governmental spending for those programs. Numerous other factors may affect the industry, such as general and local economic conditions; demand for services; expenses (including malpractice insurance premiums) and competition among health care providers. In the future, the following may adversely affect the industry: adoption of legislation proposing a national health insurance program; medical and technological advances which alter the demand for health services or the way in which such services are provided; and efforts by employers, insurers and governmental agencies to reduce the costs of health insurance and health care services.

         Health care facilities include life care facilities, nursing homes and hospitals. The Municipal Bond Series may invest in bonds to finance these facilities which are typically secured by the revenues from the facilities and not by state or local government tax payments. Moreover, in the case of life care facilities, since a portion of housing, medical care and other services may be financed by an initial deposit, there may be a risk of default in the payment of principal or interest on a bond issue if the facility does not maintain adequate financial reserves for debt service.

         HOUSING SECTOR. The Municipal Bond Series may invest in housing revenue bonds which typically are issued by state, county and local housing authorities and are secured only by the revenues of mortgages originated by those authorities using the proceeds of the bond issues. Factors that may affect the financing of multi-family housing projects include acceptable completion of construction, proper management, occupancy and rent levels, economic conditions and changes in regulatory requirements.

         Since the demand for mortgages from the proceeds of a bond issue cannot be precisely predicted, the proceeds may be in excess of demand, which would result in early retirement of the bonds by the issuer. Since the cash flow from mortgages cannot be precisely predicted, differences in the actual cash flow from the assumed cash flow could have an adverse impact upon the issuer's ability to make scheduled payments of principal and interest or could result in early retirement of the bonds.

         Scheduled principal and interest payments are often made from reserve or sinking funds. These reserves are funded from the bond proceeds, assuming certain rates of return on investment of the reserve funds. If the assumed rates of return are not realized because of changes in interest rate levels or for other reasons, the actual cash flow for scheduled payments of principal and interest on the bonds may be inadequate.

         ELECTRIC UTILITIES SECTOR. The electric utilities industry has experienced, and may experience in the future: problems in financing large construction programs in an inflationary period; cost increases and delays caused by environmental considerations (particularly with respect to nuclear facilities); difficulties in obtaining fuel at reasonable prices; the effects of conservation on the demand for energy; increased competition from alternative energy sources; and the effects of rapidly changing licensing and safety requirements.

         PROPOSED LEGISLATION. From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on debt obligations issued by states and their political subdivisions. For example, federal tax law now limits the types and amounts of tax-exempt bonds issuable for industrial development and other types of private activities. These limitations may affect the future supply and yields of private activity securities. Further proposals affecting the value of tax-exempt securities may be introduced in the future. In addition, proposals have been made, such as that involving the "flat tax," that could reduce or eliminate the value of that exemption. If the availability of municipal securities for investment or the value of the Municipal Bond Series' holdings could be materially affected by such changes in the law, the Trustees would reevaluate the Series' investment objective and policies or consider the Series' dissolution.

         EQUITY SERIES.

         The "Equity Series" are the Large Cap Growth, the WT Large Cap Growth, the Large Cap Core, the Small Cap Core, the International Multi-Manager, the Large Cap Value, the Mid Cap Value, the Small Cap Value, the Mid Cap, the Science and Technology and the Socially Responsible Series.

         AMERICAN DEPOSITARY RECEIPTS (ADRS) AND EUROPEAN DEPOSITARY RECEIPTS
(EDRS). The International Multi-Manager and Large Cap Core Series each may invest in ADRs and EDRs. ADRs and EDRs are securities, typically issued by a U.S. financial institution or a non-U.S. financial institution in the case of an EDR (a "depositary"). The institution has ownership interests in a security, or a pool of securities, issued by a foreign issuer and deposited with the depositary. ADRs and EDRs may be available through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary. An unsponsored facility may be established by a depositary without participation by the issuer of the underlying security. Holders of unsponsored depositary receipts generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through, to the holders of the receipts, voting rights with respect to the deposited securities.

         CASH MANAGEMENT. The Small Cap Core and the International Multi-Manager Series each may invest no more than 15% of its total assets in cash and cash equivalents including high-quality money market instruments and money market funds in order to manage cash flow in the Series. The other Equity Series are not subject to specific percentage limitations on such investments. Certain of these instruments are described below.

         - MONEY MARKET FUNDS. The Equity Series may invest in the securities of other money market mutual funds, within the limits prescribed by the

              1940 Act. The International Multi-Manager Series may invest in securities of open-end and closed-end investment companies that invest primarily in the equity securities of issuers in countries where it is impossible or impractical to invest directly. Such investments will be subject to the limits described above.

         - U.S. GOVERNMENT OBLIGATIONS. The Equity Series may invest in the same debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities as the Money Market Series. (See "U.S. Government Obligations" under Money market Series above)

         - COMMERCIAL PAPER. The Equity Series may invest in commercial paper. Commercial paper consists of short-term (up to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. The Series may invest only in commercial paper rated A-1 or higher by S&P or Moody's or if not rated, determined by the adviser or sub-adviser to be of comparable quality.

         - BANK OBLIGATIONS. The Equity Series may invest in the same obligations of U.S. banks as the Money Market Funds. (See "Bank Obligations" under Money Market Series above)

         CONVERTIBLE SECURITIES. Convertible securities have characteristics similar to both fixed income and equity securities. Because of the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying stock. As a result, a Series' selection of convertible securities is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuers and any call provisions.

         The Equity Series may invest in convertible securities that are rated, at the time of purchase, in the three highest rating categories by a nationally recognized statistical rating organization ("NRSRO") such as Moody's or S&P, or if unrated, are determined by the adviser or a sub-adviser, as applicable, to be of comparable quality. In addition, the International Multi-Manager Series may invest in non-convertible debt securities issued by foreign governments, international agencies, and private foreign issuers that, at the time of purchase, are rated A or better by a NRSRO, or, if not rated, are judged by the adviser or one or more of the sub-advisers to be of comparable quality. Ratings represent the rating agency's opinion regarding the quality of the security and are not a guarantee of quality. Should the rating of a security be downgraded subsequent to a Series' purchase of the security, the adviser or a sub-adviser, as applicable, will determine whether it is in the best interest of the Series to retain the security.

         DEBT SECURITIES. Debt securities represent money borrowed that obligates the issuer (e.g., a corporation, municipality, government, government agency) to repay the borrowed amount at maturity (when the obligation is due and payable) and usually to pay the holder interest at specific times.

         HEDGING STRATEGIES. The Equity Series may engage in certain hedging strategies that involve options, futures and, in the case of the International Multi-Manager Series, forward currency exchange contracts. See "Options, Futures and Forward Currency Contract Strategies" below.


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


         ILLIQUID SECURITIES. Each of the Large Cap Value, Mid Cap Value and Small Cap Value Series may invest no more than 10% of their net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise illiquid. Each of the Large Cap Growth, WT Large Cap Growth, Large Cap Core, Small Cap Core and International Multi-Manager Series may invest no more than 15% of their net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise illiquid. If the limitations on illiquid securities are exceeded, other than by a change in market values, the condition will be reported by the Series' investment adviser to the Board of Trustees.

         OPTIONS ON SECURITIES AND SECURITIES INDEXES. The Large Cap Growth, WT Large Cap Growth, Large Cap Value and Small Cap Core Series each may purchase call options on securities that WTC intends to include in the Series in order to fix the cost of a future purchase or attempt to enhance return by, for example, participating in an anticipated increase in the value of a security. The Series may purchase put options to hedge against a decline in the market value of securities held in the Series or in an attempt to enhance return. The Series may write (sell) put and covered call options on securities in which they are authorized to invest. The Series may also purchase put and call options, and write put and covered call options on U.S. securities indexes. Stock index options serve to hedge against overall fluctuations in the securities markets rather than anticipated increases or decreases in the value of a particular security. Of the percentage of the total assets of a Series that are invested in equity (or related) securities, the Series may not invest more than 10% of such assets in covered call options on securities and/or options on securities indices.

         REPURCHASE AGREEMENTS. The Equity Series may invest in repurchase agreements, which were previously described. See "Repurchase Agreements" under Money Market Series above.

         RESTRICTED SECURITIES. Restricted securities are securities that may not be sold to the public without registration under the Securities Act of 1933 or an exemption from registration. Each of the Equity Series may invest up to 15% of its net assets in illiquid securities, subject to a Series' investment limitations on the purchase of illiquid securities. Restricted securities, including securities eligible for re-sale under 1933 Act Rule 144A, that are determined to be liquid are not subject to this limitation. This determination is to be made by the adviser or a sub-adviser pursuant to guidelines adopted by the Board of Trustees. Under these guidelines, the adviser or a sub-adviser will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security, and the nature of the security and of the marketplace trades. In purchasing such restricted securities, the adviser or a sub-adviser intends to purchase securities that are exempt from registration under Rule 144A under the 1933 Act.

         SECURITIES LENDING. The Equity Series may lend securities subject to the same conditions applicable to the Money Market Series. See "Securities Lending" under Money Market Series above.

OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES.

         REGULATION OF THE USE OF OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. The adviser or the sub-advisers (for International Multi-Manager Series) may engage in certain options, futures and forward currency contract strategies for certain bona fide hedging, risk management or other portfolio management purposes. Certain special characteristics of and risks associated with using these strategies are discussed below. Use of options, futures and forward currency contracts is subject to applicable regulations and/or interpretations of the SEC and the several options and futures exchanges upon which these instruments may be traded. The Board of Trustees has adopted investment guidelines (described below) reflecting these regulations.

In addition to the products, strategies and risks described below and in the prospectus, the adviser expects to discover additional opportunities in connection with options, futures and forward currency contracts. These new opportunities may become available as new techniques develop, as regulatory authorities broaden the range of permitted transactions and as new options, futures and forward currency contracts are developed. These opportunities may be utilized to the extent they are consistent with each Portfolio's investment objective and limitations and permitted by applicable regulatory authorities. The registration statement for the Portfolios will be supplemented to the extent that new products and strategies involve materially different risks than those described below and in the prospectus.

         COVER REQUIREMENTS. The Series will not use leverage in their options, futures, and in the case of the International Multi-Manager Series, its forward currency contract strategies. Accordingly, the Series will comply with guidelines established by the SEC with respect to coverage of these strategies by either (1) setting aside cash or liquid, unencumbered, daily marked-to-market securities in one or more segregated accounts with the custodian in the prescribed amount; or (2) holding securities or other options or futures contracts whose values are expected to offset ("cover") their obligations thereunder. Securities, currencies, or other options or futures contracts used for cover cannot be sold or closed out while these strategies are outstanding, unless they are replaced with similar assets. As a result, there is a possibility that the use of cover involving a large percentage of the Series' assets could impede portfolio management, or the Series' ability to meet redemption requests or other current obligations.

         OPTIONS STRATEGIES. With the exception of the International Multi-Manager Series, a Series may purchase and write (sell) only those options on securities and securities indices that are traded on U.S. exchanges. Exchange-traded options in the U.S. are issued by a clearing organization affiliated with the exchange, on which the option is listed, which, in effect, guarantees completion of every exchange-traded option transaction. The International Multi-Manager Series may purchase and write (sell) options only on securities and securities indices that are traded on foreign exchanges.

         Each Series may purchase call options on securities in which it is authorized to invest in order to fix the cost of a future purchase. Call options also may be used as a means of enhancing returns by, for example, participating in an anticipated price increase of a security. In the event of a decline in the price of the underlying security, use of this strategy would serve to limit the potential loss to the Series to the option premium paid; conversely, if the market price of the underlying security increases above the exercise price and the Series either sells or exercises the option, any profit eventually realized would be reduced by the premium paid.

         Each Series may purchase put options on securities that it holds in order to hedge against a decline in the market value of the securities held or to enhance return. The put option enables the Series to sell the underlying security at the predetermined exercise price; thus, the potential for loss to the Series below the exercise price is limited to the option premium paid. If the market price of the underlying security is higher than the exercise price of the put option, any profit the Series realizes on the sale of the security is reduced by the premium paid for the put option less any amount for which the put option may be sold.

         Each Series may on certain occasions wish to hedge against a decline in the market value of securities that it holds at a time when put options on those particular securities are not available for purchase. At those times, the Series may purchase a put option on other carefully selected securities in which it is authorized to invest, the values of which historically have a high degree of positive correlation to the value of the securities actually held. If the adviser's judgment is correct, changes in the value of the put options should generally offset changes in the value of the securities being hedged. However, the correlation between the two values may not be as close in these transactions as in transactions in which a Series purchases a put option on a security that it holds. If the value of the securities underlying the put option falls below the value of the portfolio securities, the put option may not provide complete protection against a decline in the value of the portfolio securities.

         Each Series may write covered call options on securities in which it is authorized to invest for hedging purposes or to increase return in the form of premiums received from the purchasers of the options. A call option gives the purchaser of the option the right to buy, and the writer (seller) the obligation to sell, the underlying security at the exercise price during the option period. The strategy may be used to provide limited protection against a decrease in the market price of the security, in an amount equal to the premium received for writing the call option less any transaction costs. Thus, if the market price of the underlying security held by the Series declines, the amount of the decline will be offset wholly or in part by the amount of the premium received by the Series. If, however, there is an increase in the market price of the underlying security and the option is exercised, the Series will be obligated to sell the security at less than its market value.

         Each Series may also write covered put options on securities in which it is authorized to invest. A put option gives the purchaser of the option the right to sell, and the writer (seller) the obligation to buy, the underlying security at the exercise price during the option period. So long as the obligation of the writer continues, the writer may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring it to make payment of the exercise price against delivery of the underlying security. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options. If the put option is not exercised, the Series will realize income in the amount of the premium received. This technique could be used to enhance current return during periods of market uncertainty. The risk in such a transaction would be that the market price of the underlying securities would decline below the exercise price less the premiums received, in which case the Series would expect to suffer a loss.

         Each Series may purchase put and call options and write covered put and call options on indexes in much the same manner as the more traditional options discussed above, except that index options may serve as a hedge against overall fluctuations in the securities markets (or a market sector) rather than anticipated increases or decreases in the value of a particular security. An index assigns values to the securities included in the index and fluctuates with changes in such values. Settlements of index options are effected with cash payments and do not involve delivery of securities. Thus, upon settlement of an index option, the purchaser will realize, and the writer will pay, an amount based on the difference between the exercise price and the closing price of the index. The effectiveness of hedging techniques using index options will depend on the extent to which price movements in the index selected correlate with price movements of the securities in which a Series invests. Perfect correlation is not possible because the securities held or to be acquired by the Series will not exactly match the composition of indexes on which options are purchased or written.

         Each Series may purchase and write covered straddles on securities or indexes. A long straddle is a combination of a call and a put purchased on the same security where the exercise price of the put is less than or equal to the exercise price on the call. The Series would enter into a long straddle when the adviser believes that it is likely that prices will be more volatile during the term of the options than is implied by the option pricing. A short straddle is a combination of a call and a put written on the same security where the exercise price on the put is less than or equal to the exercise price of the call where the same issue of the security is considered "cover" for both the put and the call. The Series would enter into a short straddle when the adviser believes that it is unlikely that prices will be as volatile during the term of the options as is implied by the option pricing. In such case, the Series will set aside cash and/or liquid, unencumbered securities in a segregated account with its custodian equivalent in value to the amount, if any, by which the put is "in-the-money," that is, that amount by which the exercise price of the put exceeds the current market value of the underlying security. Because straddles involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         Each Series may purchase put and call warrants with values that vary depending on the change in the value of one or more specified indexes ("index warrants"). An index warrant is usually issued by a bank or other financial institution and gives the Series the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer of the warrant based on the value of the underlying index at the time of exercise. In general, if a Series holds a call warrant and the value of the underlying index rises above the exercise price of the warrant, the Series will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the value of the index and the exercise price of the warrant; if the Series holds a put warrant and the value of the underlying index falls, the Series will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the exercise price of the warrant and the value of the index. The Series holding a call warrant would not be entitled to any payments from the issuer at any time when the exercise price is greater than the value of the underlying index; the Series holding a put warrant would not be entitled to any payments when the exercise price is less than the value of the underlying index. If the Series does not exercise an index warrant prior to its expiration, then the Series loses the amount of the purchase price that it paid for the warrant.

         Each Series will normally use index warrants as it may use index options. The risks of the Series' use of index warrants are generally similar to those relating to its use of index options. Unlike most index options, however, index warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution which issues the warrant. Also, index warrants generally have longer terms than index options. Index warrants are not likely to be as liquid as index options backed by a recognized clearing agency. In addition, the terms of index warrants may limit the Series' ability to exercise the warrants at any time or in any quantity.

         OPTIONS GUIDELINES. In view of the risks involved in using the options strategies described above, each Series has adopted the following investment guidelines to govern its use of such strategies; these guidelines may be modified by the Board of Trustees without shareholder approval:

           (1) each Series will write only covered options, and each such option will remain covered so long as the Series is obligated thereby; and

           (2) no Series will write options (whether on securities or securities indexes) if aggregate exercise prices of previous written outstanding options, together with the value of assets used to cover all outstanding positions, would exceed 25% of its total net assets.

         SPECIAL CHARACTERISTICS AND RISKS OF OPTIONS TRADING. A Series may effectively terminate its right or obligation under an option by entering into a closing transaction. If a Series wishes to terminate its obligation to purchase or sell securities under a put or a call option it has written, the Series may purchase a put or a call option of the same series (that is, an option identical in its terms to the option previously written). This is known as a closing purchase transaction. Conversely, in order to terminate its right to purchase or sell specified securities under a call or put option it has purchased, a Series may sell an option of the same series as the option held. This is known as a closing sale transaction. Closing transactions essentially permit a Series to realize profits or limit losses on its options positions prior to the exercise or expiration of the option. If a Series is unable to effect a closing purchase transaction with respect to options it has acquired, the Series will have to allow the options to expire without recovering all or a portion of the option premiums paid. If a Series is unable to effect a closing purchase transaction with respect to covered options it has written, the Series will not be able to sell the underlying securities or dispose of assets used as cover until the options expire or are exercised, and the Series may experience material losses due to losses on the option transaction itself and in the covering securities.

         In considering the use of options to enhance returns or for hedging purposes, particular note should be taken of the following:

         (1) The value of an option position will reflect, among other things, the current market price of the underlying security or index, the time remaining until expiration, the relationship of the exercise price to the market price, the historical price volatility of the underlying security or index, and general market conditions. For this reason, the successful use of options depends upon the adviser's ability to forecast the direction of price fluctuations in the underlying securities markets or, in the case of index


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


                  options, fluctuations in the market sector represented by the selected index.

         (2) Options normally have expiration dates of up to three years. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior to expiration. The exercise price of the options may be below, equal to or above the current market value of the underlying security or index. Purchased options that expire unexercised have no value. Unless an option purchased by the Series is exercised or unless a closing transaction is effected with respect to that position, the Series will realize a loss in the amount of the premium paid and any transaction costs.

         (3) A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although the Series intends to purchase or write only those exchange-traded options for which there appears to be a liquid secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any particular time. A liquid market may be absent if: (i) there is insufficient trading interest in the option; (ii) the exchange has imposed restrictions on trading, such as trading halts, trading suspensions or daily price limits; (iii) normal exchange operations have been disrupted; or (iv) the exchange has inadequate facilities to handle current trading volume.

         (4) With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security. Index options are settled exclusively in cash for the net amount, if any, by which the option is "in-the-money" (where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. If the Series writes a call option on an index, the Series will not know in advance the difference, if any, between the closing value of the index on the exercise date and the exercise price of the call option itself and thus will not know the amount of cash payable upon settlement. If the Series holds an index option and exercises it before the closing index value for that day is available, the Series runs the risk that the level of the underlying index may subsequently change.

         (5) A Series' activities in the options markets may result in a higher Series turnover rate and additional brokerage costs; however, the Series also may save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation of, or as a result of, market movements.

         FUTURES AND RELATED OPTIONS STRATEGIES. Each Series may engage in futures strategies for certain non-trading bona fide hedging, risk management and portfolio management purposes.

         Each Series may sell securities index futures contracts in anticipation of a general market or market sector decline that could adversely affect the


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market value of the Series' securities holdings. To the extent that a portion of a Series' holdings correlate with a given index, the sale of futures contracts on that index could reduce the risks associated with a market decline and thus provide an alternative to the liquidation of securities positions. For example, if a Series correctly anticipates a general market decline and sells index futures to hedge against this risk, the gain in the futures position should offset some or all of the decline in the value of the Series' holdings. A Series may purchase index futures contracts if a significant market or market sector advance is anticipated. Such a purchase of a futures contract would serve as a temporary substitute for the purchase of the underlying securities, which may then be purchased, in an orderly fashion. This strategy may minimize the effect of all or part of an increase in the market price of securities that a Series intends to purchase. A rise in the price of the securities should be in part or wholly offset by gains in the futures position.

         As in the case of a purchase of an index futures contract, a Series may purchase a call option on an index futures contract to hedge against a market advance in securities that the Series plans to acquire at a future date. The Series may write covered put options on index futures as a partial anticipatory hedge, and may write covered call options on index futures as a partial hedge against a decline in the prices of securities held by the Series. This is analogous to writing covered call options on securities. The Series also may purchase put options on index futures contracts. The purchase of put options on index futures contracts is analogous to the purchase of protective put options on individual securities where a level of protection is sought below which no additional economic loss would be incurred by the Series.

         The International Multi-Manager Series may sell foreign currency futures contracts to hedge against possible variations in the exchange rates of foreign currencies in relation to the U.S. dollar. In addition, the Series may sell foreign currency futures contracts when a sub-adviser anticipates a general weakening of foreign currency exchange rates that could adversely affect the market values of the Series' foreign securities holdings. In this case, the sale of futures contracts on the underlying currency may reduce the risk to the Series of a reduction in market value caused by foreign currency exchange rate variations and, by so doing, provide an alternative to the liquidation of securities positions and resulting transaction costs. When a sub-adviser anticipates a significant foreign currency exchange rate increase while intending to invest in a security denominated in that currency, the Series may purchase a foreign currency futures contract to hedge against that increase pending completion of the anticipated transaction. Such a purchase would serve as a temporary measure to protect the Series against any rise in the foreign exchange rate that may add additional costs to acquiring the foreign security position. The Series may also purchase call or put options on foreign currency futures contracts to obtain a fixed foreign exchange rate at limited risk. The Series may purchase a call option on a foreign currency futures contract to hedge against a rise in the foreign exchange rate while intending to invest in a security denominated in that currency. The Series may purchase put options on foreign currency futures contracts as a partial hedge against a decline in the foreign exchange rates or the value of its foreign portfolio securities. The Series may write a call option on a foreign currency futures contract as a partial hedge against the effects of declining foreign exchange rates on the value of foreign securities.

         FUTURES AND RELATED OPTIONS GUIDELINES. In view of the risks involved in using the futures strategies that are described above, each Series has adopted



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the following investment guidelines to govern its use of such strategies. The
Board of Trustees may modify these guidelines without shareholder vote.

              (1) The Series will engage only in covered futures transactions, and each such transaction will remain covered so long as the Series is obligated thereby.

              (2) The Series will not write options on futures contracts if aggregate exercise prices of previously written outstanding options (whether on securities or securities indexes), together with the value of assets used to cover all outstanding futures positions, would exceed 25% of its total net assets.

         SPECIAL CHARACTERISTICS AND RISKS OF FUTURES AND RELATED OPTIONS TRADING. No price is paid upon entering into a futures contract. Instead, upon entering into a futures contract, a Series is required to deposit with its custodian, in a segregated account in the name of the futures broker through whom the transaction is effected, an amount of cash, U.S. Government securities or other liquid instruments generally equal to 10% or less of the contract value. This amount is known as "initial margin." When writing a call or a put option on a futures contract, margin also must be deposited in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not involve borrowing to finance the futures transactions. Rather, initial margin on a futures contract is in the nature of a performance bond or good-faith deposit on the contract that is returned to a Series upon termination of the transaction, assuming all obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a Series may be required by a futures exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action. Subsequent payments, called "variation margin," to and from the broker, are made on a daily basis as the value of the futures or options position varies, a process known as "marking to market." For example, when a Series purchases a contract and the value of the contract rises, the Series receives from the broker a variation margin payment equal to that increase in value. Conversely, if the value of the futures position declines, a Series is required to make a variation margin payment to the broker equal to the decline in value. Variation margin does not involve borrowing to finance the futures transaction, but rather represents a daily settlement of a Series' obligations to or from a clearing organization.

         Buyers and sellers of futures positions and options thereon can enter into offsetting closing transactions, similar to closing transactions on options on securities, by selling or purchasing an offsetting contract or option. Futures contracts or options thereon may be closed only on an exchange or board of trade providing a secondary market for such futures contracts or options.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or related option may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses, because prices could move to the daily limit for several consecutive trading days with little or no trading and thereby prevent prompt liquidation of unfavorable positions. In such event, it may not be possible for the Series to close a position and, in the event of adverse price movements, the Series would have to make daily cash payments of variation margin (except in the case of purchased options). However, if futures contracts have been used to hedge portfolio securities, such securities will not be sold until the contracts can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, there is no guarantee that the price of the securities will, in fact, correlate with the price movements in the contracts and thus provide an offset to losses on the contracts.

         In considering a Series' use of futures contracts and related options, particular note should be taken of the following:

         (1) Successful use by a Series of futures contracts and related options will depend upon the adviser's ability to predict movements in the direction of the securities markets, which requires different skills and techniques than predicting changes in the prices of individual securities. Moreover, futures contracts relate not only to the current price level of the underlying securities, but also to anticipated price levels at some point in the future. There is, in addition, the risk that the movements in the price of the futures contract will not correlate with the movements in the prices of the securities being hedged. For example, if the price of an index futures contract moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a Series would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, the advantage may be partially offset by losses in the futures position. In addition, if a Series has insufficient cash, it may have to sell assets to meet daily variation margin requirements. Any such sale of assets may or may not be made at prices that reflect a rising market. Consequently, a Series may need to sell assets at a time when such sales are disadvantageous to the Series. If the price of the futures contract moves more than the price of the underlying securities, a Series will experience either a loss or a gain on the futures contract that may or may not be completely offset by movements in the price of the securities that are the subject of the hedge.

         (2) In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between price movements in the futures position and the securities being hedged, movements in the prices of futures contracts may not correlate perfectly with movements in the prices of the hedged securities due to price distortions in the futures market. There may be several reasons unrelated to the value of the underlying securities that cause this situation to occur. First, as noted above, all participants in the futures market are subject to initial and variation margin requirements. If, to avoid meeting additional margin deposit requirements or for other reasons, investors choose to close a significant number of futures contracts through offsetting transactions, distortions in the normal price relationship between the securities and the futures markets may occur. Second, because the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, there may be increased participation by speculators in the futures market. Such speculative activity in the futures market also may cause temporary price distortions. As a result, a correct forecast of general market trends may not result in successful hedging through the use of futures contracts over the short term. In addition, activities of large traders in both the futures and securities markets involving arbitrage and other investment strategies may result in temporary price distortions.

         (3) Positions in futures contracts may be closed out only on an exchange or board of trade that provides a secondary market for such futures contracts. Although each Series intends to purchase and sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract at any particular time. In such event, it may not be possible to close a futures position, and in the event of adverse price movements, a Series would continue to be required to make variation margin payments.

         (4) Like options on securities, options on futures contracts have limited life. The ability to establish and close out options on futures will be subject to the development and maintenance of liquid secondary markets on the relevant exchanges or boards of trade. There can be no certainty that such markets for all options on futures contracts will develop.

         (5) Purchasers of options on futures contracts pay a premium in cash at the time of purchase. This amount and the transaction costs are all that is at risk. Sellers of options on futures contracts, however, must post initial margin and are subject to additional margin calls that could be substantial in the event of adverse price movements. In addition, although the maximum amount at risk when the Series purchases an option is the premium paid for the option and the transaction costs, there may be circumstances when the purchase of an option on a futures contract would result in a loss to the Series when the use of a futures contract would not, such as when there is no movement in the level of the underlying index value or the securities or currencies being hedged.

         (6) As is the case with options, a Series' activities in the futures markets may result in a higher portfolio turnover rate and additional transaction costs in the form of added brokerage commissions. However, a Series also may save on commissions by using futures contracts or options thereon as a hedge rather than buying or selling individual securities in anticipation of, or as a result of, market movements.

         HEDGING STRATEGIES. The International Multi-Manager Series' sub-advisers may use forward currency contracts, options and futures contracts and related options to attempt to hedge securities held by the Series. There can be no assurance that such efforts will succeed. Hedging strategies, if successful, can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements in the investments being hedged. However,



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

hedging strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements in the hedged investment.

         The International Multi-Manager Series may enter into forward currency contracts either with respect to specific transactions or with respect to the Series' positions. When Wilmington Trust or a sub-adviser believes that a particular currency may decline compared to the U.S. dollar, the Series may enter into a forward contract to sell the currency that the adviser or the sub-adviser expects to decline in an amount approximating the value of some or all of the Series' securities denominated in that currency. Such contracts may only involve the sale of a foreign currency against the U.S. dollar. In addition, when the Series anticipates purchasing or selling a security, it may enter into a forward currency contract in order to set the rate (either relative to the U.S. dollar or another currency) at which a currency exchange transaction related to the purchase or sale will be made.

         The International Multi-Manager Series also may sell (write) and purchase put and call options and futures contracts and related options on foreign currencies to hedge against movements in exchange rates relative to the U.S. dollar. In addition, the Series may write and purchase put and call options on securities and stock indexes to hedge against the risk of fluctuations in the prices of securities held by the Series or which the adviser or a sub-adviser intends to include in the portfolio. Stock index options serve to hedge against overall fluctuations in the securities markets rather than anticipated increases or decreases in the value of a particular security. The Series also may sell and purchase stock index futures contracts and related options to protect against a general stock market decline that could adversely affect the Series' securities or to hedge against a general stock market or market sector advance to lessen the cost of future securities acquisitions. The Series may use interest rate futures contracts and related options thereon to hedge the debt portion of its portfolio against changes in the general level of interest rates.

The International Multi-Manager Series will not enter into an options, futures or forward currency contract transaction that exposes the Series to an obligation to another party unless the Series either (i) owns an offsetting ("covered") position in securities, currencies, options, futures or forward currency contracts or (ii) has cash, receivables and liquid securities with a value sufficient at all times to cover its potential obligations to the extent not covered as provided in (i) above.

SPECIAL RISKS RELATED TO FOREIGN CURRENCY OPTIONS AND FUTURES CONTRACTS

         Options and futures contracts on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally. The value of a foreign currency option or futures contract depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of the International Multi-Manager Series' position in a foreign currency option or currency contract may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options or futures transactions, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) at prices that are less favorable than for round lots.


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

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (that is, less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options or futures markets until they reopen.

         As with other options and futures positions, the International Multi-Manager Series' ability to establish and close out such positions in foreign currencies is subject to the maintenance of a liquid secondary market. Trading of some such positions is relatively new. Although the Series will not purchase or write such positions unless and until, in the adviser's or the sub-adviser's opinion, the market for them has developed sufficiently to ensure that the risks in connection with such positions are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option or futures contract at any specific time. Moreover, the Series will not enter into OTC options that are illiquid if, as a result, more than 15% of its net assets would be invested in illiquid securities.

         Settlement of a foreign currency futures contract must occur within the country issuing the underlying currency. Thus, the Series must accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign restrictions or regulations regarding the maintenance of foreign banking arrangements by U.S. residents, and it may be required to pay any fees, taxes and charges associated with such delivery that are assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS. The International Multi-Manager Series may use forward currency contracts to protect against uncertainty in the level of future foreign currency exchange rates.

         The Series may enter into forward currency contracts with respect to specific transactions. For example, when the Series enters into a contract for the purchase or sale of a security denominated in a foreign currency or anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds or anticipates purchasing, the Series may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such payment, as the case may be, by entering into a forward contract for the sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying transaction. The Series will thereby be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

         The Series also may hedge by using forward currency contracts in connection with portfolio positions to lock in the U.S. dollar value of those positions or to increase its exposure to foreign currencies that the adviser or the sub-advisers believe may rise in value relative to the U.S. dollar. For example, when the adviser or the sub-advisers believe that the currency of a particular foreign country may suffer a substantial decline relative to the



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

U.S. dollar, it may enter into a forward contract to sell the amount of the former foreign currency approximating the value of some or all of the Series' securities holdings denominated in such foreign currency.

         The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Series to purchase additional foreign currency on the spot (that is, cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Series is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the security holding if the market value of the security exceeds the amount of foreign currency the Series is obligated to deliver. The projection of short-term currency market movements is extremely difficult and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements might not be accurately predicted, causing the Series to sustain losses on these contracts and transaction costs. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer-term investment decisions made with regard to overall diversification strategies. However, the adviser and the sub-advisers believe that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Series will be served.

         At or before the maturity date of a forward contract requiring the Series to sell a currency, the Series may either sell a security holding and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Series will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Series may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Series would realize a gain or loss as a result of entering into such an offsetting forward currency contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

         The cost to the Series of engaging in forward currency contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities the Series owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

         Although the Series values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Series may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and



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selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Series at one rate, while offering a lesser rate of exchange should the Series desire to resell that currency to the dealer.

WT BALANCED SERIES AND BALANCED SERIES

THE BALANCED SERIES

         AMERICAN DEPOSITARY RECEIPTS (ADRs) AND EUROPEAN DEPOSITARY RECEIPTS
(EDRs). The Balanced Series may invest in ADRs and EDRs as previously described under "The Equity Series American Depositary Receipts (ADRs) And European Depositary Receipts (EDRs)."

         ASSET-BACKED SECURITIES. The Balanced Series may invest in the same asset-backed securities as the Bond Series. (See "The Bond Series
Asset-Backed Securities.")

         BANK OBLIGATIONS. The Balanced Series may invest in the same U.S. dollar-denominated obligations of major banks as the Money Market Series (See "Money Market Series - Bank Obligations.")

         CONVERTIBLE SECURITIES. The Balanced Series may invest in convertible securities within the limitations previously described under the "Equity Series - Convertable Securities."

         CORPORATE BONDS, NOTES AND COMMERCIAL PAPER. The Balanced Series may invest in the same corporate bonds, notes and commercial paper as the Bond Series (See "The Bond Series - Corporate Bonds, Notes And Commercial Paper.")

         GUARANTEED INVESTMENT CONTRACTS. The Balanced Series may invest in the guaranteed investment contracts within the limitations previously described under the "The Bond Series - Guaranteed Investment Contracts.")

         HEDGING STRATEGIES. The Balanced Series may engage in certain hedging strategies that involve options and futures.

         ILLIQUID SECURITIES. The Balance Series may not invest more than 15% of the value of its net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise illiquid.

         MONEY MARKET FUNDS. The Balanced Series may invest in the securities of money market mutual funds, within the limits prescribed by the 1940 Act, as previously described under "The Money Market Series - Investment Company Securities."

         MORTGAGE-BACKED SECURITIES. The Balanced Series may invest in the same mortgage-backed securities as the Bond Series. (See "The Bond Series
Mortgage - Backed Securities.")

         MUNICIPAL SECURITIES. The Balanced Series may invest in the same municipal securities as the Bond Series. (See "The Bond Series - Municipal Securities.")

         OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. The Balanced Series may use options, futures contracts and forward currency contracts as previously described under "The Bond Series - Options, Futures and Forward Currency Contract Strategies."

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

         PARTICIPATION INTEREST. The Balanced Series may invest in participation interests in fixed income securities within the limitations previously described under "The Bond Series - Participation Interest."

         REPURCHASE AGREEMENT. The Balanced Series may invest in repurchase agreement, within the limitations previously described under "Money Market Series - Repurchase Agreement."

         RESTRICTED SECURITIES. The Balanced Series may invest in repurchase agreement, within the limitations previously described under "The Equity Series - Restricted Securities."

         SECURITIES LENDING. The Balanced Series may lend securities, within the limitations previously described under "Money Market Series - Securities Lending".

         U.S. GOVERNMENT OBLIGATIONS. The Balanced Series may invest in the same debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities as the Money Market Series. (See "Money Market Series - U.S. Government Obligations.")

         VARIABLE AND FLOATING RATE SECURITIES. The Balanced Series may invest in variable and floating rate securities within the limitations previously described under "The Bond Series - Variable and Floating Rate Securities."

         WHEN-ISSUED SECURITIES. The Balanced Series may buy when-issued securities or sell securities on a delayed-delivery basis, within the limitations previously described under "Money Market Series - When-Issued Securities."

         ZERO COUPON BONDS. The Balanced Series may invest in zero coupon bonds of governmental or private issuers within the limitations previously described under "The Bond Series - Zero Coupon Bonds."


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DESCRIPTION OF RATINGS.

         Moody's and S&P are private services that provide ratings of the credit quality of debt obligations. A description of the ratings assigned by Moody's and S&P to the securities in which the Portfolios' corresponding Series may invest is discussed below. These ratings represent the opinions of these rating services as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. The advisers and sub-advisers attempt to discern variations in credit rankings of the rating services and to anticipate changes in credit ranking. However, subsequent to purchase by a Series, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Series. In that event, an adviser or sub-adviser will consider whether it is in the best interest of the Series to continue to hold the securities.

MOODY'S RATINGS

         CORPORATE AND MUNICIPAL BONDS.

         Aaa: Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa: Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than the Aaa securities.

         A: Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

         Baa: Bonds that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         CORPORATE AND MUNICIPAL COMMERCIAL PAPER. The highest rating for corporate and municipal commercial paper is "P-1" (Prime-1). Issuers rated P-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. P-1 repayment ability will often be evidenced by many of the following characteristics:

    -    Leading market positions in well-established industries.

    -    High rates of return on funds employed.

    - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

    - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

    - Well-established access to a range of financial markets and assured sources of alternate liquidity.

         MUNICIPAL NOTES. The highest ratings for state and municipal short-term obligations are "MIG 1," "MIG 2" and "MIG 3" (or "VMIG 1," "VMIG 2" and "VMIG 3" in the case of an issue having a variable-rate demand feature). Notes rated "MIG 1" or "VMIG 1" are judged to be of the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broadbased access to the market for refinancing. Notes rated "MIG 2" or "VMIG 2" are of high quality, with margins of protection that are ample although not so large as in the preceding group. Notes rated "MIG 3" or "VMIG 3" are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow, and market access for refinancing is likely to be less well established.

S&P RATINGS

         CORPORATE AND MUNICIPAL BONDS.

         AAA: Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay interest and repay principal.

         AA:   Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from AAA issues only in small degree.

         A:    Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

         BBB: Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

         CORPORATE AND MUNICIPAL COMMERCIAL PAPER. The "A-1" rating for corporate and municipal commercial paper indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics will be rated "A-1+."

         MUNICIPAL NOTES. The "SP-1" rating reflects a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be rated "SP-1+." The "SP-2" rating reflects a satisfactory capacity to pay principal and interest.

FITCH RATINGS

         DESCRIPTION OF FITCH'S HIGHEST STATE AND MUNICIPAL NOTES RATING.

         AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA.

         F-1+ - Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.


         F-1 - Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

(C) FUND POLICIES. Except as otherwise provided, each Series has adopted the investment limitations set forth below. Limitations which are designated as fundamental policies may not be changed without the affirmative vote of the lessor of (i) 67% or more of the shares of a Series present at a shareholders meeting if holders of more than 50% of the outstanding shares of the Series are present in person or by proxy or (ii) more than 50% of the outstanding shares of a Series. If any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Series' assets or redemptions of shares will not be considered a violation of the limitation.

         MONEY MARKET SERIES.

         Each Money Market Series will not as a matter of fundamental policy:

         1. purchase the securities of any one issuer if, as a result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Series would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) each Series may invest up to 25% of its total assets without regard to these limitations; and (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

         2. purchase the securities of any issuer if, as a result, more than 25% of the Series' total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided, that each of the Prime Money Market and Premier Money Market Series may invest more than 25% of its total assets in the obligations of banks;

         3. borrow money, except (1) from a bank for temporary or emergency purposes (not for leveraging or investment) or (2) by engaging in reverse repurchase agreements if the Series' borrowings do not exceed an amount equal to 33 1/3% of the current value of its assets taken at market value, less liabilities other than borrowings;

         4. make loans to other persons, except by (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions limited to 33 1/3% of the value of the Series' total assets;

         5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security;

         6. purchase or sell real estate, provided that the Series may invest in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein;

         7. purchase or sell physical commodities or contracts, provided that currencies and currency-related contracts will not be deemed physical commodities; or

         8. issue senior securities, except as appropriate to evidence indebtedness that the Series is permitted to incur, provided that the Series' use of options, futures contracts and options thereon or currency-related contracts will not be deemed to be senior securities for this purpose.

         With respect to the exclusion from the investment limitation described in number 2 above, the Trust has been advised that it is the SEC staff's current position, that the exclusion may be applied only to U.S. bank obligations; the Prime Money Market and Premier Money Market Series, however, will consider both foreign and U.S. bank obligations within this exclusion.

         The following non-fundamental policies apply to each Money Market Series unless otherwise indicated, and the Board of Trustees may change them without shareholder approval.

         No Series will:

         1.   make short sales of securities except short sales against the box;

         2. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities;

         3. purchase portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets, and if at any time the Series' bank borrowings exceed its fundamental borrowing limitations due to a decline in net assets, such borrowings will be promptly (within 3 days) reduced to the extent necessary to comply with such limitations;

         4. make loans of portfolio securities unless such loans are fully collateralized by cash, securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or any combination of cash and securities, marked to market daily; or

         5. with respect to the U.S. Government, Prime Money Market and Premier Money Market Series only, purchase the securities of any one issuer if as a result more than 5% of the Series' total assets would be invested in the securities of such issuer, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

BOND SERIES.

    Each Bond Series will not as a matter of fundamental policy:

1. purchase the securities of any one issuer if, as a result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Series would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) each Series may invest up to 25% of its total assets without regard to these limitations; and (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

2. purchase the securities of any issuer if, as a result, more than 25% of the Series' total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including repurchase agreements fully collateralized by U.S. Government obligations) or to tax-exempt municipal securities;

3. borrow money, provided that the Series may borrow money from banks for temporary or emergency purposes (not for leveraging or investment) or by engaging in reverse repurchase agreements if the Series' borrowings do not exceed an amount equal to 33 1/3% of the current value of its assets taken at market value, less liabilities other than borrowings;

4. make loans to other persons, except by (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions limited to 33 1/3% of the value of the Series' total assets;

5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security;

6. purchase or sell real estate or real estate limited partnership interests, provided that the Series may invest in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein, including real estate investment trusts;

7. purchase or sell physical commodities or commodities contracts except financial and foreign currency futures contracts and options thereon, options on foreign currencies and forward currency contracts; or

8. issue senior securities, except as appropriate to evidence indebtedness that the Series is permitted to incur, provided that futures, options and forward currency transactions will not be deemed to be senior securities for purposes of this limitation.

         The following non-fundamental policies apply to each Series and may be changed by the Board of Trustees without shareholder approval. Each Series will not:

1. pledge, mortgage or hypothecate its assets, except the Series may pledge securities having a market value at the time of the pledge not exceeding 33 1/3% of the value of its total assets to secure borrowings, and the Series may deposit initial and variation margin in connection with transactions in futures contracts and options on futures contracts;

2.  make short sales of securities except short sales against the box;

3. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities, provided that the Series may make initial and variation margin deposits in connection with permitted transactions in options or futures;

4. purchase portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets;

5. when engaging in options, futures and forward currency contract strategies, a Series will either: (1) set aside cash or liquid securities in a segregated account with the Fund's custodian in the prescribed amount; or (2) hold securities or other options or futures contracts whose values are expected to offset ("cover") its obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets;

6. purchase or sell non-hedging futures contracts or related options if aggregate initial margin and premiums required to establish such positions would exceed 5% of the Series' total assets. For purposes of this limitation, unrealized profits and unrealized losses on any open contracts are taken into account, and the in-the-money amount of an option that is in-the-money at the time of purchase is excluded; or

7. write put or call options having aggregate exercise prices greater than 25% of the Series' net assets, except with respect to options attached to or acquired with or traded together with their underlying securities and securities that incorporate features similar to options.

EQUITY SERIES.

Each Equity Series will not as a matter of fundamental policy:

1. purchase the securities of any one issuer, if as a result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Series would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) each Series may invest up to 25% of its total assets without regard to these limitations; (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and
    (3) for the WT Large Cap Growth, Large Cap Growth, Large Cap Core, Small Cap Core and International Multi-Manager Series, repurchase agreements fully collateralized by U.S. Government obligations will be treated as U.S. Government obligations; (This restriction does not apply to the Science and Technology Series.)

2. purchase securities of any issuer if, as a result, more than 25% of the Series' total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided, that (1) for the Large Cap Value, Small Cap Value and Mid Cap Value Series, this limitation does not apply to investments in short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (2) the Large Cap Growth, WT Large Cap Growth,
    Large Cap Core, Small Cap Core and International Multi-Manager Series, this limitation does not apply to debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; (This restriction does not apply to the Science and Technology Series.)

3. borrow money, provided that (1) each of the Large Cap Value, Small Cap Value and Mid Cap Value Series may borrow money for temporary or emergency purposes, including the meeting of redemption requests, in amounts up to 33 1/3% of a Series' assets; and (2) each of the Large Cap Growth, WT Large Cap Growth, Large Cap Core, Small Cap Core, International Multi-Manager Series, Socially Responsible Series, Science and Technology Series and Mid Cap Series may borrow money for temporary or emergency purposes, and then in an aggregate amount not in excess of 10% of a Series' total assets;

4. make loans to other persons, except by (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions;

5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security;

6. purchase or sell real estate, provided that (1) the Large Cap Value, Small Cap Value and Mid Cap Value Series additionally may not invest in any interest in real estate except securities issued or guaranteed by corporate or governmental entities secured by real estate or interests therein, such as mortgage pass-throughs and collateralized mortgage obligations, or issued by companies that invest in real estate or interests therein; and (2) the Large Cap Growth, WT Large Cap Growth, Large Cap Core, Small Cap Core, International Multi-Manager Series, Mid Cap Series, Science and Technology Series, and Socially Responsible Series each may invest in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein, including real estate investment trusts;

7. purchase or sell physical commodities, provided that (1) the Large Cap Value, Small Cap Value and Mid Cap Value Series additionally are restricted from purchasing or selling contracts, options or options on contracts to purchase or sell physical commodities and
    (2) the Large Cap Growth, WT Large Cap Growth, Large Cap Core, Small Cap Core, International Multi-Manager Series. Mid Cap Series, Science and Technology Series, and Socially Responsible Series each may invest in purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other derivative financial instruments; or

8. issue senior securities, except to the extent permitted by the 1940 Act, provided that each of the Large Cap Value, Small Cap Value and Mid Cap Value Series may borrow money subject to its investment limitation on borrowing.

    The following non-fundamental policies apply to each Series unless otherwise indicated, and the Board of Trustees may change them without shareholder approval. Each Series will not:

1. pledge, mortgage or hypothecate its assets except to secure indebtedness permitted to be incurred by the Series, provided that (1) this limitation does not apply to the Large Cap Growth, WT Large Cap Growth, Large Cap Core, Small Cap Core Series, Mid Cap Series, Science and Technology Series, and Socially Responsible Series; and (2) with respect to the Large Cap Value, Small Cap Value, Mid Cap Value and International Multi-Manager Series, the deposit in escrow of securities in connection with the writing of put and call options, collateralized loans of securities and collateral arrangements with respect to margin for future contracts are not deemed to be pledges or hypothecations for this purpose;

2.  make short sales of securities except short sales against the box;

3. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities, provided that Large Cap Value, Small Cap Value and Mid Cap Value Series may make initial and variation margin deposits in connection with permitted transactions in options without violating this limitation;

4. purchase portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets, provided that (1) the Large Cap Value, Small Cap Value and Mid Cap Value Series may not borrow for purposes other than meeting redemptions in an amount exceeding 5% of the value of its total assets at the time the borrowing is made.

WT BALANCED AND BALANCED SERIES

THE BALANCED SERIES will not as a matter of fundamental policy.

1. purchase the securities of any one issuer if, as result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Series would own or hold 10% or more of the outstanding voting Securities of that issuer, provided that (1) each Series may invest up to 25% of its total assets without regard to these limitations; and (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

2. purchase the securities of any issuer if, as a result, more than 25% of the Series' total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including repurchase agreements fully collateralized by U.S. Government obligations) or to tax-exempt municipal securities;

3. borrow money, provided that the Series may borrow money from banks for temporary or emergency purposes (not for leveraging or investment) or by engaging in reverse repurchase agreements if the Series' borrowings do not exceed an amount equal to 33 1/3% of the current value of its assets taken at market value, less liabilities other than borrowings;

4. make loans to other persons, except (1) purchasing debt securities in accordance with its investment objective, policies and limitations;
    (2) entering into repurchase agreements; or (3) engaging in securities loan transactions limited to 33 1/3% of the value of Series' total assets;

5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security,

6. purchase or sell real estate or real estate limited partnership interests, provided that the Series may invest in obligations secured by real estate or interest therein or obligations issued by companies that invest in real estate or interest therein, including real estate investment trusts;

7. purchase or sell physical commodities or commodities contracts provided that the Series may invest in, purchase, sell or enter into options and futures, forward and spot currency contracts, swap transactions and other derivative financial instruments, or

8. issue senior securities, except as appropriate to evidence indebtedness that the Series is permitted to incur, provided that futures, options and forward currency transaction will not be deemed to be senior securities for purposes of this limitation.

         The following non-fundamental policies apply to the Balanced Series and may be changed by the Board of Trustees without shareholder approval. The Portfolio will not:


1. pledge, mortgage or hypothecate its assets, except the Series may pledge securities having a market value at the time of the pledge not exceeding 33 1/3% of the value of its total assets to secure borrowings, and the Series may deposit initial and variation margin in connection with transactions in futures contracts and options on futures contracts;

2.  make short sales of securities except short sales against the box;

3. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities, provided that the Portfolio may make initial and variation margin deposits in connection with permitted transactions in options or futures;

4. purchase portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets;

         When engaging in options, futures and forward currency contract strategies, a Series will either: (1) set aside cash or liquid securities in a segregated account with the Series' custodian in the prescribed amount; or (2) hold securities or other options or futures contracts whose values are expected to offset ("cover") its obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets;


(d) TEMPORARY DEFENSIVE MEASURES. Each of the Equity Series except Small Cap Core Series and International Multi Manager Series is permitted to take a temporary defensive position by investing without limit in commercial paper and other money market instruments rated in one of the two highest ratings categories by a NRSRO.

Item 13. MANAGEMENT OF THE FUND

(a) BOARD OF DIRECTORS. The Board of Trustees supervises the Series' activities and reviews contractual arrangements with the Series' service providers.

(b-c) MANAGEMENT INFORMATION. The Trustees and officers are listed below. All persons named as Trustees and officers also serve in a similar capacity for WT Mutual Fund. An asterisk (*) indicates those Trustees who are "interested persons".


---------------------------------------- -------------------- -----------------------------------------------------------
NAME, ADDRESS AND                        POSITION(S) HELD
DATE OF BIRTH                            WITH THE FUND        PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS
---------------------------------------- -------------------- -----------------------------------------------------------
ROBERT ARNOLD                            Trustee              In 1989, Mr. Arnold founded, and currently co-manages,
152 W. 57th Street, 44th Floor                                R. H. Arnold & Co., Inc., an investment banking company.
New York, NY  10019                                           Prior to forming R. H. Arnold & Co., Inc., Mr. Arnold was
Date of Birth: 3/44                                           Executive Vice President and a director to Cambrian
                                                              Capital Corporation, an investment banking firm he
                                                              co-founded in 1987.
---------------------------------------- -------------------- -----------------------------------------------------------
ROBERT J. CHRISTIAN*                     Trustee,             Mr. Christian has been Chief Investment Officer of
Rodney Square North                      President            Wilmington Trust Company since February 1996 and Director
1100 N. Market Street                                         of Rodney Square Management Corporation since 1996.  He
Wilmington, DE 19890                                          was Chairman and Director of PNC Equity Advisors Company,
Date of Birth: 2/49                                           and President and Chief Investment Officer of PNC Asset
                                                              Management Group Inc. from 1994 to 1996.  He was Chief
                                                              Investment Officer of PNC Bank from 1992 to 1996 and
                                                              Director of Provident Capital Management from 1993 to
                                                              1996.
---------------------------------------- -------------------- -----------------------------------------------------------
NICHOLAS A. GIORDANO                     Trustee              Mr. Giordano served as interim President of LaSalle
LaSalle University                                            University from July 1, 1998 to June 1999, and was a
Philadelphia, PA 19141                                        consultant for financial services organizations from late
Date of Birth: 3/43                                           1997 through 1998.  He served as president and chief
                                                              executive officer of the Philadelphia Stock Exchange from
                                                              1981 through August 1997, and also served as chairman of
                                                              the board of the exchange's two subsidiaries: Stock
                                                              Clearing Corporation of Philadelphia and Philadelphia
                                                              Depository Trust Company.  Before joining the
                                                              Philadelphia Stock Exchange, Mr. Giordano served as chief
                                                              financial officer at two brokerage firms (1968-1971).  A
                                                              certified public accountant, he began his career at Price
                                                              Waterhouse in 1965.
---------------------------------------- -------------------- -----------------------------------------------------------
JOHN J. QUINDLEN                         Trustee              Mr. Quindlen has retired as Senior Vice President -
313 Southwinds                                                Finance of E.I. duPont de Nemours & Company, Inc.
1250 W. Southwinds Blvd.                                      (diversified chemicals), a position held from 1984 to
Vero Beach, FL  32963
---------------------------------------- -------------------- -----------------------------------------------------------


                                      73

---------------------------------------- -------------------- -----------------------------------------------------------
Date of Birth: 5/32                                           November 30, 1993.  He served as Chief  Financial  Officer of E.I. duPont de Nemours & Company from 1984 through
                                                              June 1993.  He also  serves as a Director of St. Joe Paper
                                                              Co. and as a Trustee of Kalmar Pooled Investment Trust.
---------------------------------------- -------------------- -----------------------------------------------------------
LOUIS KLEIN, JR.                         Trustee              Self employed financial consultant from 1991 to the
80 Butternut Lane                                             present.  Trustee of Manville Personal Injury Settlement
Stamford, CT  06903                                           Trust since 1991.
Date of Birth: 5/35
---------------------------------------- -------------------- -----------------------------------------------------------
CLEMENT C. MOORE, II                     Trustee              Managing Partner, Mariemont Holdings, LLC, a commercial
10 Rockefeller Plaza                                          real estate holding and development company since 1980.
New York, NY  10004
Date of Birth: 9/44
---------------------------------------- -------------------- -----------------------------------------------------------
ERIC BRUCKER                             Trustee              Dean of the College of Business, Public Policy and Health
University of Maine                                           at the University of Maine since September 1998.  Dean of
Orono, ME  04469                                              the School of Management at the University of Michigan
Date of Birth: 12/41                                          from 1992 to 1998.
---------------------------------------- -------------------- -----------------------------------------------------------
WILLIAM P. RICHARDS, JR.*                Trustee              Managing Director - Client Service and Portfolio
100 Wilshire Boulevard                                        Communication, Roxbury Capital Management since 1998.
Suite 600                                                     Formerly, Senior Vice President and Partner at Van
Santa Monica, CA  90401                                       Deventer, Hoch an investment management firm.  Prior to
Date of Birth: 11/36                                          that, he was with the consulting firm Booz, Allen and
                                                              Hamilton.
---------------------------------------- -------------------- -----------------------------------------------------------
(a) ERIC K. CHEUNG                       Vice President       From 1978 to 1986, Mr. Cheung was the Portfolio Manager
Rodney Square North                                           for fixed income assets of the Meritor Financial Group.
1100 N. Market Street                                         In 1986, Mr. Cheung joined Wilmington Trust Company and
Wilmington, DE 19890                                          in 1991, he became the Division Manager for all fixed
Date of Birth: 12/54                                          income products.
---------------------------------------- -------------------- -----------------------------------------------------------
JOHN R. GILES                            Vice President       From 1991 to 1996, Mr. Giles was employed by Consistent
Rodney Square North                                           Asset Management Company; From April 1996 to the
1100 N. Market Street                                         present, Mr. Giles has been employed by Wilmington Trust
Wilmington, DE 19890                                          Company and serves as Vice President.
Date of Birth: 8/57
---------------------------------------- -------------------- -----------------------------------------------------------
FRED FILOON                              Vice President       Fred M. Filoon is a Senior Vice President and Principal
520 Madison Avenue                                            at Cramer Rosenthal McGlynn, LLC. Prior to joining CRM in
New York, NY 10022                                            1989, Fred was Vice President and Portfolio Manager at
Date of Birth: 3/42                                           Alliance Capital Management.  Subsequently, he was a Vice
                                                              President and Senior Portfolio  Manager for Morgan Stanley
                                                              Asset Management. He received his BA from Bowdoin College.
---------------------------------------- -------------------- -----------------------------------------------------------
PAT COLLETTI                             Vice President and   Mr. Colletti is Vice President and Director of Investment
400 Bellevue Parkway                     Treasurer            Accounting and Administration of PFPC Inc. since April
Wilmington, DE 19809                                          1999.  Prior to joining PFPC, Mr. Colletti was Controller
Date of Birth: 11/58                                          for the Reserve
---------------------------------------- -------------------- -----------------------------------------------------------

(d) COMPENSATION. The following chart provides certain information for the fiscal year ended June 30, 2000 about the fees paid by WT Mutual Fund and WT Trust to the Trustees:


INDEPENDENT TRUSTEE             AGGREGATE COMPENSATION                TOTAL COMPENSATION FROM
                                    FROM THE TRUST                       THE WT FUND COMPLEX
Robert Arnold                         $4,883                                   $27,300

Eric Brucker                          $4,883                                   $27,300

Nicholas Giordano                     $5,466                                   $30,600

Louis Klein, Jr.                      $5,290                                   $29,500

Clement C. Moore, II                  $4,883                                   $27,300

John J. Quindlen                      $5,235                                   $29,500

(e)  SALES LOADS.  Inapplicable.

(f) CODE OF ETHICS. The Trust and the Series' investment advisers and sub-advisers have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act. Among other provisions, such codes require investment personnel and certain other employees to pre-clear securities transactions that are subject to the code of ethics, to file reports or duplicate confirmations regarding personal securities transactions and to refrain from engaging in short-term trading of a security and transactions of a security within seven days of a Series' portfolio transaction involving the same security. Directors/trustees, officers and employees of the Trust and each adviser and sub-adviser are required to abide by the provisions under their respective code of ethics. On a quarterly and annual basis, the Board of Trustees reviews reports regarding the codes of ethics, including information on any substantial violations of the codes.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) CONTROL PERSONS. As of October 31, 2001 Peter Kiewit Sons' Inc., a Delaware corporation with principal offices at 1000 Kiewit Plaza, Omaha, NE 68131, owns, directly or indirectly, more than 25% of the voting securities of Wilmington Premier Money Market Portfolio of WT Mutual Fund and, therefore, may be deemed to control Premier Money Market Series through pass-through voting rights.

(b) PRINCIPAL HOLDERS. As of October 31, 2001, Wilmington Premier Money Market Portfolio of WT Mutual Fund owns beneficially at least 5% of the outstanding shares of Premier Money Market Series.

    As of October 31, 2001, Wilmington Short/Intermediate Bond Portfolio of WT Mutual Fund owns beneficially at least 5% of the outstanding shares of Short/Intermediate Bond Series.

    As of October 31, 2001, Wilmington Large Cap Core Portfolio of WT Mutual Fund owns beneficially at least 5% of the outstanding shares of Large Cap Core Series.

(c) MANAGEMENT OWNERSHIP. On October 31, 2001, the Trustees and officers of the Trust, as a group, owned beneficially, or may be deemed to have owned beneficially, less than 1% of the outstanding shares of each Series.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

(a)  INVESTMENT ADVISERS.


(i) RODNEY SQUARE MANAGEMENT CORPORATION. RSMC serves as the investment adviser to the Prime Money Market, Premier Money Market, the U.S. Government and the Tax-Exempt Series. RSMC is a Delaware corporation organized on September 17, 1981. It is a wholly owned subsidiary of Wilmington Trust Company ("Wilmington Trust"), a state-chartered bank organized as a Delaware corporation in 1903. Wilmington Trust is a wholly owned subsidiary of Wilmington Trust Corporation, a publicly held bank holding company. RSMC may occasionally consult, on an informal basis, with personnel of Wilmington Trust's investment departments. Several affiliates of RSMC are also engaged in the investment advisory business. Wilmington Trust FSB and Wilmington Brokerage Services Company ("WBSC"), both wholly owned subsidiaries of Wilmington Trust, are registered investment advisers. In addition, WBSC is a registered broker-dealer.

Wilmington Trust previously served as the investment advisor of the Premier Money Market Series until November 1, 1999. For information regarding the fees WTC received, and waived, for its services, please see below. For its services as adviser, RSMC received the following fees:



                               12 MONTHS          12 MONTHS              12 MONTHS
                               ENDED 6/30/01      ENDED 6/30/00          ENDED 6/30/99
Premier Money Market Series    $ 1,202,341         $677,240(1)            N/A
Prime Money Market Series      $10,433,544         $9,040,719             $7,672,029
U.S. Government Series         $ 4,519,119         $3,240,463             $3,076,718
Tax-Exempt Series              $ 2,394,803         $2,104,423             $2,047,289


(1)  For the period November 1, 1999 to June 30, 2000.

For its services as adviser to the Premier Money Market Series for the period November 1, 1999 to June 30, 2000 and year end June 30, 2001, RSMC waived fees of $313,343 and $474,469, respectively.

Prior to May 9, 2001, Wilmington Trust, served as the adviser to the Short/Intermediate Bond Series, the Broad Market Bond Series, the Municipal Bond Series, the Large Cap Core Series, the Small Cap Core Series and the International Multi-Manager Series. The Premier Money Market Series, Large Cap Growth Series, Large Cap Value Series changed advisers on November 1, 1999.


For Wilmington Trust's services as investment adviser to each Series, Wilmington Trust received the following fees:


                                        12 MONTHS ENDED        12 MONTHS ENDED           12 MONTHS
                                        6/30/01(3)             6/30/00                   ENDED 6/30/99
Premier Money Market Series             N/A                    $327,586                  $518,578(2)
Short/Intermediate Bond Series          $432,655               $515,635                  $177,376(2)
Large Cap Core Series                   $694,972               $905,961                  $568,176(2)
Broad Market Bond Series                $281,121               $305,276                  $322,428
Municipal Bond Series                   $53,999                $55,020                   $61,687
Large Cap Growth Series                 N/A                    $397,459(1)               $1,150,375
International Multi-Manager Series      $440,256               $517,304                  $447,808
Small Cap Core Series                   $549,354               $502,815                  N/A
Large Cap Value Series                  N/A                    $131,600(1)               N/A


(1) For the period July 1, 1999 to October 31, 1999.
(2) For the period October 20, 1998 to June 30, 1999.
(3) For the period July 1, 2000 to May 9, 2001.

For its services as adviser, Wilmington Trust waived the following fees:


                                    12 MONTHS ENDED        12 MONTHS ENDED            12 MONTHS
                                    6/30/01                6/30/00                    ENDED 6/30/99
Premier Money Market Series         N/A                    $286,696(1)                $281,704(2)
Short/Intermediate Bond Series      $84,213                $189,596                   $98,480(2)
Large Cap Core Series               $195,843               $230,030                   $94,401(2)
Broad Market Bond Series            $108,377               $143,584                   $103,995
Municipal Bond Series               $39,851                $7,707                     $36,996
Large Cap Growth Series             N/A                    $56,620                    $201,147
International Multi-Manager Series  $174,323               $169,523                   $102,850
Small Cap Core Series               $72,629                $96,214                    N/A
Large Cap Value Series              N/A                    $139,897(1)                N/A


(1) For the period July 1, 1999 to October 31, 1999.
(2) For the period October 20, 1998 to June 30, 1999.
(3) For the period July 1, 2000 to May 9, 2001.


Prior to October 19, 1998, Kiewit Investment Management Corp. served as investment adviser to the Premier Money Market, Short/Intermediate Bond and Large Cap Core Series. Pursuant to investment management agreements then in effect, the following fees were payable to the Series' previous investment adviser, Kiewit, for:

                                                JULY 1, 1998 TO OCTOBER                  12 MONTHS ENDED
                                                19, 1998                                 JUNE 30, 1998
Premier Money Market Series                     $228,204                                  $983,634(2)
Short/Intermediate Bond Series                  $78,062                                   $579,830(2)
Large Cap Core Series                           $250,050                                  $695,586(2)

Kiewit Investment Management Corp., waived the following amounts for:

                                                JULY 1, 1998 TO OCTOBER                   12 MONTHS ENDED
                                                19, 1998                                  JUNE 30, 1998
Premier Money Market Series                     $123,952                                  $519,887
Short/Intermediate Bond Series                  $43,340                                   $115,748
Large Cap Core Series                           $40,225                                   $126,953

For Institutional shares, Wilmington Trust has agreed to reimburse expenses to the extent total operating expenses exceed 0.20% for the Premier Money Market Portfolio, 0.55% for the Short/Intermediate Bond Portfolio; 0.55% for the Intermediate Bond Portfolio; 0.75% for the Municipal Bond Portfolio, 0.75% for the Large Cap Growth Portfolio; .80% for the Large Core Portfolio; 0.75% for the Large Cap Value Portfolio; 0.80% for the Small Cap Core Portfolio; and 1.00% for the International Multi-Manager Portfolio. This undertaking will remain in place until the Board of Trustees approves its termination.

(iii) CRAMER ROSENTHAL MCGLYNN, LLC. CRM serves as investment adviser to the Large Cap Value, the Mid Cap Value and the Small Cap Series. CRM and its predecessors have managed investments in small and medium capitalization companies for over 25 years. CRM is 67% owned (and therefore controlled) by Cramer, Rosenthal, McGlynn, Inc. and its shareholders. CRM is registered as an investment adviser with the SEC.

For its services as adviser, CRM received the following fees:

                           12 MONTHS ENDED 6/30/01      12 MONTHS ENDED 6/30/00(1)
Large Cap Value Series     $449,744                     $331,030
Mid Cap Value Series       $242,848                     $91,720
Small Cap Value Series     $1,635,197                   $1,277,831



(1) For the period November 1, 1999 (commencement of operations) to June 30,
    2000.


For its services as adviser, CRM waived the following fees.

                             12 MONTHS ENDED 6/30/01         12 MONTHS ENDED 6/30/00
Large Cap Value Series       $101,675                        $112,969
Mid Cap Value Series         $78,136                         $129,279
Small Cap Value Series       $0                              $0


(iv) ROXBURY CAPITAL MANAGEMENT. Roxbury serves as the investment adviser to the corresponding Series of the Large Cap Growth Series.


The Large Cap Growth Series pays a monthly advisory fee to Roxbury at the annual rate of 0.55% of the Series' first $1 billion of average daily net assets; 0.50% of the Series' next $1 billion of average daily net assets; and 0.45% of the Series, average daily net assets over $2 billion. For the period November 1, 1999 to June 30, 2000 and fiscal year ended June 30, 2001, Roxbury received $1,005,944 and $1,196,668, respectively, for its services as adviser to the WT Large Cap Growth Series.

(v)  THE SUB-ADVISERS FOR THE INTERNATIONAL MULTI-MANAGER SERIES ARE:

          - Clemente Capital, Inc. is located at Carnegie Hall Tower, 152 West 57th Street, New York, New York 10019. Clemente has been a registered investment adviser since 1979.

          - Zurich Scudder Investments, Inc. is located at 345 Park Avenue, New York, New York 10154. Scudder Kemper was founded as America's first independent investment counselor and has served as investment adviser, administrator and distributor of mutual funds since 1928.

          - Invista Capital Management, LLC, a registered investment adviser since 1984, is located at 1800 Hub Tower, 699 Walnut Street, Des Moines, Iowa 50309. Invista is an indirect, wholly owned subsidiary of Principal Mutual Life Insurance Company.

               SUB-ADVISORY AGREEMENTS. For services furnished pursuant to each Sub-Advisory Agreement, WTC pays each sub-adviser a monthly portfolio management fee at an annual rate of 0.50% of the average daily net assets under the sub-adviser's management. For the fiscal year ended June 30, 2000, WTC paid sub-advisory fees in the amounts of $______to Clemente, $_______ to Invista and $_______ to Zurich Scudder.

               Each Sub-Advisory Agreement provides that the sub-adviser has discretionary investment authority (including the selection of brokers and dealers for the execution of the Series' portfolio transactions) with respect to the portion of the Series' assets allocated to it by WTC, subject to the restrictions of the 1940 Act, the Internal Revenue Code of 1986, as amended, applicable state securities laws, applicable statutes and regulations of foreign jurisdictions, the Series' investment objective, policies and restrictions and the instructions of the Board of Trustees and WTC.

               Each Sub-Advisory Agreement provides that the sub-adviser will not be liable for any action taken, omitted or suffered to be taken except if such acts or omissions are the result of willful misfeasance, bad faith, gross negligence or reckless disregard of duty. Each Agreement continues in effect for two years and then from year to year so long as continuance of each such Agreement is approved at least annually (i) by the vote of a majority of the Independent Trustees at a meeting called for the purpose of voting on such approval and (ii) by the vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Series. Each Sub-Advisory Agreement terminates automatically in the event of its assignment and is terminable on written notice by the Fund (without penalty, by action of the Board of Trustees or by vote of a majority of the Series' outstanding voting securities) or by WTC or the sub-adviser. Each Agreement provides that written notice of termination must be provided sixty days prior to the termination date, absent mutual agreement for a shorter notice period.

(b)       PRINCIPLE UNDERWRITER. Inapplicable.

(c) SERVICES PROVIDED BY EACH INVESTMENT ADVISER AND FUND EXPENSES PAID BY THIRD PARTIES.

          ADVISORY SERVICES. Under the terms of advisory agreements, each adviser agrees to: (a) direct the investments of each Series, subject to and in accordance with the Series' investment objective, policies and limitations set forth in the Prospectus and this Statement of Additional Information; (b) purchase and sell for each Series, securities and other investments consistent with the Series' objectives and policies; (c) supply office facilities, equipment and personnel necessary for servicing the investments of the Series;
(d) pay the salaries of all personnel of the Series and the adviser performing services relating to research, statistical and investment activities on behalf of the Series; (e) make available and provide such information as the Series and/or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations; (f) make its officers and employees available to the Trustees and officers of the Fund for consultation and discussion regarding the management of each Series and its investment activities. Additionally, each adviser agrees to create and maintain all necessary records in accordance with all applicable laws, rules and regulations pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Fund. Each adviser may at any time or times, upon approval by the Board of Trustees, enter into one or more sub-advisory agreements with a sub-advisor pursuant to which the adviser delegates any or all of its duties as listed.

         The agreements provide that each adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Series in connection with the matters to which the Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its obligations and duties under the agreement.

         The salaries of any officers and the interested Trustees of the Funds who are affiliated with an adviser and the salaries of all personnel of each adviser performing services for each Fund relating to research, statistical and investment activities are paid by the adviser.

(d)      SERVICE AGREEMENTS.

         (i) ADMINISTRATION AND ACCOUNTING SERVICES. Under separate Administration and Accounting Services Agreements, PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809 performs certain administrative and accounting services for WT Investment Trust I. These services include preparing shareholder reports, providing statistical and research data, assisting the advisers in compliance monitoring activities, and preparing and filing federal and state tax returns on behalf of the Fund and the Trust. In addition, PFPC prepares and files various reports with the appropriate regulatory agencies and prepares materials required by the SEC or any state securities commission having jurisdiction over the Fund. The accounting services performed by PFPC include determining the net asset value per share of each Series and maintaining records relating to the securities transactions of the Fund. The Administration and Accounting Services Agreements provides that PFPC and its affiliates shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its Series, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on their part in the performance of their obligations and duties under the Administration and Accounting Services Agreements.

(e)  OTHER INVESTMENT ADVICE. See Item 15(a) above.

(f)  DEALER REALLOWANCES. Inapplicable.

(g)  RULE 12B-1 PLANS. Inapplicable.

(h)  OTHER SERVICE PROVIDERS.

         (i) INDEPENDENT AUDITORS. Ernst & Young LLC, serves as the independent auditor, providing services which include (1) auditing the annual financial statements for the Series, (2) assistance and consultation in connection with SEC filings and
              (3) preparation of the annual federal income tax returns filed on behalf of each Series.

         (ii) LEGAL COUNSEL. Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, serves as counsel to the Trust.

        (iii) CUSTODIAN. Wilmington Trust Company, 1100 Market Street, Wilmington, DE 19890, serves as the Custodian.

         (iv) TRANSFER AGENT. PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19890-0001, serves as the Transfer Agent and Dividend Paying Agent.

ITEM 16.      BROKERAGE ALLOCATION AND OTHER PRACTICES.

(a) BROKERAGE TRANSACTIONS. The advisers and sub-advisers place all portfolio transactions on behalf of each Series. Debt securities purchased and sold by the Series are generally traded on the dealer market on a net basis (i.e., without commission) through dealers acting for their own account and not as brokers, or otherwise involve transactions directly with the issuer of the instrument. This means that a dealer (the securities firm or bank dealing with a Series) makes a market for securities by offering to buy at one price and sell at a slightly higher price. The difference between the prices is known as a spread. When securities are purchased in underwritten offerings, they include a fixed amount of compensation to the underwriter.

         Some of the advisers' other clients have investment objectives and programs similar to that of the Series. Occasionally, recommendations made to other clients may result in their purchasing or selling securities simultaneously with the Series. Consequently, the demand for securities being purchased or the supply of securities being sold may increase, and this could have an adverse effect on the price of those securities. It is the policy of the advisers not to favor one client over another in making recommendations or in placing orders. In the event of a simultaneous transaction, purchases or sales are averaged as to price, transaction costs are allocated between a Series and other clients participating in the transaction on a pro rata basis and purchases and sales are normally allocated between the Series and the other clients as to amount according to a formula determined prior to the execution of such transactions.

(b)      COMMISSIONS.

The advisers cannot readily determine the extent to which spreads or commission rates or net prices charged by brokers or dealers reflect the value of their research, analysis, advice and similar services. In such cases, each adviser receives services it otherwise might have had to perform itself. The research, analysis, advice and similar services provided by brokers or dealers can be useful to the advisers in serving its other clients, as well as in serving the Series. Conversely, information provided to the advisers by brokers or dealers who have executed transaction orders on behalf of other clients of the adviser may be useful in providing services to the Series. During the twelve-month periods ended June 30, 2001, 2000 and 1999, the Series paid the following brokerage commissions:



                                    12 MONTHS ENDED  12 MONTHS ENDED   12 MONTHS ENDED
                                         6/30/01         6/30/00            6/30/99
Premier Money Market Series              N/A             N/A               N/A
Prime Money Market Series                N/A             N/A               N/A
U.S. Government Series                   N/A             N/A               N/A
Tax-Exempt Series                        N/A             N/A               N/A
Short/Intermediate Bond Series           N/A             N/A               N/A
Intermediate Bond Series                 N/A             N/A               N/A
Municipal Bond Series                    N/A             N/A               N/A
Large Cap Growth Series               $264,249         $334,125          $196,083
Large Cap Core Series                 $174,835         $43,966           $15,538
Small Cap Core Series                 $126,029         $110,997          $67,932
Large Cap Value Series                $271,295         $307,935          $234,362
Mid Cap Value Series                  $244,108         $93,494           $52,621
Small Cap Value Series                $682,244         $463,676          $424,842
International Multi-Manager Series    $309,647         $285,574          $227,743


(c) BROKERAGE SELECTION. The primary objective of the advisers and sub-advisers in placing orders on behalf of the Series for the purchase and sale of securities is to obtain best execution at the most favorable prices through responsible brokers or dealers and, where the spread or commission rates are negotiable, at competitive rates. In selecting a broker or dealer, each adviser considers, among other things: (i) the price of the securities to be purchased or sold; (ii) the rate of the spread or commission; (iii) the size and difficulty of the order; (iv) the nature and character of the spread or commission for the securities to be purchased or sold; (v) the reliability, integrity, financial condition, general execution and operational capability of the broker or dealer; and (vi) the quality of any research or statistical services provided by the broker or dealer to the Series or to the advisers.

(d)  DIRECTED BROKERAGE. Inapplicable.

(e)  REGULAR BROKER-DEALERS. Inapplicable.

ITEM 17.     CAPITAL STOCK AND OTHER SECURITIES.

(a) CAPITAL STOCK. The Trust issues shares for each Series with a par value of $.01 per share. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights, except as described below, and no preferences as to conversion, exchange, dividends, redemptions or any other feature. Shareholders shall have the right to vote only
(i) for removal of Trustees, (ii) with respect to such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. In addition, the shareholders of each Series will be asked to vote on any proposal to change a fundamental investment policy (i.e. a policy that may be changed only with the approval of shareholders) of that Series. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided however, if a matter to be voted on affects only the interests of not all Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class then in existence. Ordinarily, the Trust does not intend to hold annual meetings of shareholders, except as required by the 1940 Act or other applicable law. The Trust's by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

(b)  OTHER SECURITIES.  Inapplicable.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.

(a)  PURCHASE OF SHARES.  Inapplicable.

(b)  FUND REORGANIZATIONS.  Inapplicable.

(c)  OFFERING PRICE.  See Item 7(a) of Part A.

(d) REDEMPTION IN KIND. The Trust has filed a notice of election pursuant to Rule 18f-1 under the 1940 Act (See Item 7(c) of Part A.)

ITEM 19.  TAXATION OF THE SERIES.  See Item 7(e) of Part A.

ITEM 20.  UNDERWRITERS.  Inapplicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA. The performance of a Series may be quoted in terms of its yield and its total return in advertising and other promotional materials. Performance data quoted represents past performance and is not intended to indicate future performance. Performance of the Series will vary based on changes in market conditions and the level of each Series' expenses. These performance figures are calculated in the following manner:

MONEY MARKET SERIES:

(a) Yield for a money market fund is the net annualized yield for a specified 7 calendar days calculated at simple interest rates. Yield is calculated by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return. The yield is annualized by multiplying the base period return by 365/7. The yield figure is stated to the nearest hundredth of one percent.

(b) Effective Yield is the net annualized yield for a specified 7 calendar days assuming reinvestment of income or compounding. Effective yield is calculated by the same method as yield except the yield figure is compounded by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

     Effective yield = [(Base Period Return + 1) 365/7] - 1.

(c) Tax-Equivalent Yield is the net annualized taxable yield needed to produce a specified tax-exempt yield at a given tax rate based on a specified 7-day period assuming a reinvestment of all dividends paid during such period. Tax-equivalent yield is calculated by dividing that portion of the Tax-Exempt Series' yield (computed as in the yield description above) which is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the yield of the Tax-Exempt Series that is not tax-exempt.

         The following table, which is based upon federal income tax rates in effect on the date of this Statement of Additional Information, illustrates the yields that would have to be achieved on taxable investments to produce a range of hypothetical tax-equivalent yields:

TAX EQUIVALENT YIELD TABLE


Federal
Marginal
Income Tax    Tax-equivalent Yields Based On
Bracket       Tax-exempt Yields Of:
----------    ---------------------------------------------------------
               2%       3%       4%       5%      6%       7%       8%
              ---      ---      ---      ---     ---      ----     ----
    28%       2.8      4.2      5.6      6.9     8.3       9.7     11.1

    31%       2.9      4.3      5.8      7.2     8.7      10.1     11.6

    36%       3.1      4.7      6.3      7.8     9.4      10.9     12.5

   39.6%      3.3      5.0      6.6      8.3     9.9      11.6     13.2

ALL SERIES:

(a) Average Annual Total Return is the average annual compound rate of return for the periods of one year, five years, ten years and the life of a Series, where applicable, all ended on the last day of a recent calendar quarter. Average annual total return quotations reflect changes in the price of a Series' shares, if any, and assume that all dividends during the respective periods were reinvested in Series shares. Average annual total return is calculated by finding the average annual compound rates of return of a hypothetical investment over such periods, according to the following formula (average annual total return is then expressed as a percentage):

         T = (ERV/P)1/n - 1

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         Where:   P        =       a hypothetical initial investment of $1,000

         T        =       average annual total return

         n        =       number of years

         ERV      =       ending redeemable value: ERV is the value, at the end
of the applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period.

(b) Yield Calculations. From time to time, an Equity or Bond Series may advertise its yield. Yield for these Series is calculated by dividing the Series' investment income for a 30-day period, net of expenses, by the average number of shares entitled to receive dividends during that period according to the following formula:

         YIELD = 2[((a-b)/cd + 1)6-1]

         where:

         a    =     dividends and interest earned during the period;

         b    =     expenses accrued for the period (net of reimbursements);

         c    =     the average daily number of shares outstanding during the
period that were entitled to receive dividends; and

         d    =     the maximum offering price per share on the last day of the period.

         The result is expressed as an annualized percentage (assuming semiannual compounding) of the maximum offering price per share at the end of the period.

         Except as noted below, in determining interest earned during the period (variable "a" in the above formula), pfpc calculates the interest earned on each debt instrument held by a Series during the period by: (i) computing the instrument's yield to maturity, based on the value of the instrument (including actual accrued interest) as of the last business day of the period or, if the instrument was purchased during the period, the purchase price plus accrued interest; (ii) dividing the yield to maturity by 360; and (iii) multiplying the resulting quotient by the value of the instrument (including actual accrued interest). Once interest earned is calculated in this fashion for each debt instrument held by the Series, interest earned during the period is then determined by totaling the interest earned on all debt instruments held by the Series.

         For purposes of these calculations, the maturity of a debt instrument with one or more call provisions is assumed to be the next date on which the instrument reasonably can be expected to be called or, if none, the maturity date. In general, interest income is reduced with respect to debt instruments trading at a premium over their par value by subtracting a portion of the premium from income on a daily basis, and increased with respect to debt instruments trading at a discount by adding a portion of the discount to daily income.

         In determining dividends earned by any preferred stock or other equity securities held by a Series during the period (variable "a" in the above formula), PFPC accrues the dividends daily at their stated dividend rates. Capital gains and losses generally are excluded from yield calculations.

         Because yield accounting methods differ from the accounting methods used to calculate net investment income for other purposes, a Series' yield may not equal the dividend income actually paid to investors or the net investment income reported with respect to the Series in the Fund's financial statements.

         Yield information may be useful in reviewing a Series' performance and in providing a basis for comparison with other investment alternatives. However, the Series' yields fluctuate, unlike investments that pay a fixed interest rate over a stated period of time. Investors should recognize that in periods of declining interest rates, the Series' yields will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the Series' yields will tend to be somewhat lower. Also, when interest rates are falling, the inflow of net new money to the Series from the continuous sale of their shares will likely be invested in instruments producing lower yields than the balance of the Series' holdings, thereby reducing the current yields of the Series. In periods of rising interest rates, the opposite can be expected to occur.

         Comparison of Series Performance. A comparison of the quoted performance offered for various investments is valid only if performance is calculated in the same manner. Since there are many methods of calculating performance, investors should consider the effects of the methods used to calculate performance when comparing performance of a Series with performance quoted with respect to other investment companies or types of investments. For example, it is useful to note that yields reported on debt instruments are generally prospective, contrasted with the historical yields reported by a Series.

ITEM 22. FINANCIAL STATEMENTS.

The Series' audited financial statements for the fiscal year ended June 30, 2000, including notes thereto, are incorporated herein by reference to the Trust's Annual Report to Shareholders as well as the Annual Reports of WT Mutual Fund.

PART C - OTHER INFORMATION

ITEM 23. EXHIBITS.

(a)      (i)   Agreement and Declaration of Trust.(1)
         (ii)  Certificate of Trust.(1)
         (iii) Certificate of Amendment to Certificate of Trust dated
               October 20, 1998.(2)
(b)      By-Laws.(1)

(c)      None

(d)       (i)  Advisory Agreement between WT Investment Trust I, on behalf of the Prime Money Market Series, Premier Money Market Series, U.S. Government Series, Tax Exempt Series, Large Cap Core
               Series, Small Cap Core Series, Short/Intermediate Bond Series, Broad Market Bond Series, Municipal Bond Series and International Multi-Manager Series and Rodney Square Management Corporation ("RSMC").(2)
         (ii) Advisory Agreement between WT Investment Trust I, on behalf of the Large Cap Value Series, Small Cap Value Series and Mid Cap Series and Cramer Rosenthal McGlynn LLC.(2)
         (iii) Advisory Agreement between WT Investment Trust I, on behalf of the Large Cap Growth Series and WT Large Cap Growth Series, and Roxbury Capital Management LLC.(2)
         (iv) Sub-Advisory Agreement among WT Investment Trust I, on behalf of the International Multi-Manager Series, RSMC and Clemente Capital, Inc. filed herewith.
         (v) Sub-Advisory Agreement among WT Investment Trust I, on behalf of the International Multi-Manager Series, RSMC and Scudder, Kemper Investments, Inc. to be filed by amendment.
         (vi) Sub-Advisory Agreement among WT Investment Trust I, on behalf of the International Multi-Manager Series, RSMC and Invista Capital Management filed herewith.

(e)      Inapplicable.
(f)      None.

(g)      (i)   Custody Agreement with Wilmington Trust Company.(2)
         (ii)  Sub-Custody Agreement with PFPC Trust Company.(2)
         (iii) Custodian Agreement between WT Investment Trust I, on behalf of the International Multi-Manager Series, and Bankers Trust
               Company.(2)
(h)      (i)   Transfer Agency Agreement with PFPC Inc.(2)
         (ii)  Administration and Accounting Services Agreement with PFPC,
               Inc.(2)

(i)      Inapplicable.
(j)      Inapplicable.
(k)      Inapplicable.
(l)      Inapplicable.
(m)      Inapplicable.
(n)      Inapplicable.
(o)      Inapplicable.

(p)      (i)  Code of Ethics of WT Investment Trust I, WT Mutual Fund, RSMC
              and Wilmington Trust Company.(2)
        (ii)  Code of Ethics of Cramer Rosenthal McGlynn, LLC.(2)

        (iii) Code of Ethics of Roxbury Capital Management LLC.(2)

        (iv)  Code of Ethics of Clemente Capital, Inc. is filed herewith.
        (v) Code of Ethics of Invista Capital Management, LLC is filed herewith.
        (vi) Code of Ethics of Scudder Kemper Investments, Inc. is filed herewith.

(1) Previously filed with the Securities and Exchange Commission ("SEC") with Amendment No. 1 on Form N1-A on February 28, 1997 and incorporated herein by reference.
(2) Previously filed with the SEC with Amendment No. 5 on Form N-1A on October 30, 2000 and incorporated herein by reference.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.  None.

ITEM 25. INDEMNIFICATION. Reference is made to Article VII of the Registrant's Agreement and Declaration of Trust (Exhibit 23(a)(i)) and to Article X of the Registrant's By-Laws (Exhibit 23(b)), which are incorporated herein by reference. Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

     "Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(i) Rodney Square Management Corporation ("RSMC"), a Delaware corporation, serves as investment adviser to the Prime Money Market, U.S. Government, Tax Exempt and Premier Money Market Series of the Fund. RSMC is a wholly owned subsidiary of Wilmington Trust Company, also a Delaware corporation, which in turn is wholly owned by Wilmington Trust Corporation. Information as to the officers and directors of RSMC is included in its Form ADV filed on March 11, 1987 with the Securities and Exchange Commission File No. 801-22071 and is incorporated by reference herein.

(ii) Cramer Rosenthal McGlynn, LLC ("CRM") serves as investment adviser to the Large Cap Value, Small Cap Value and Mid Cap Value Series of the Fund. Information as to the officers and directors of CRM is included in its Form ADV filed with the Securities and Exchange Commission and most recently supplemented on March 26, 1999. The Form ADV, File No. 801-55244, is incorporated by reference herein.

(iii) Roxbury Capital Management, LLC ("Roxbury") serves as investment advisor to the Large Cap Growth Series, Mid Cap Series, Socially Responsible Series and Science and Technology Series of the Fund. Information as to the officers and directors of Roxbury is included in its Form ADV filed with the Securities and Exchange Commission and most recently supplemented on April 12, 1999. The Form ADV, File No. 801-55521, is incorporated by reference.

ITEM 27. PRINCIPAL UNDERWRITERS.  Inapplicable.

ITEM 28. LOCATIONS OF ACCOUNTS AND RECORDS. All accounts and records are maintained by the Registrant, or on its behalf by the Fund's administrator, transfer agent, dividend paying agent and accounting services agent, PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19809.

ITEM 29. MANAGEMENT SERVICES. There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30. UNDERTAKINGS.  None.


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

                                    SIGNATURE

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Wilmington, state of Delaware on the 31ST day of OCTOBER, 2001.

                                  WT INVESTMENT TRUST

                                  BY: /S/ ROBERT J. CHRISTIAN
                                      --------------------------------
                                  Robert J. Christian, President

                                  EXHIBIT INDEX



EXHIBIT                            DESCRIPTION



(d)    (iv)   Sub-Advisory Agreement among WT Investment Trust I, on behalf of the International Multi-Manager Series, RSMC and Clemente Capital,
              Inc.
       (vi)   Sub-Advisory Agreement among WT Investment Trust I, on behalf of the International Multi-Manager Series, RSMC and Invista Capital
              Management.